 Filed pursuant to Rule 424(b)(3)
 Registration No. 333-227399
PROSPECTUS SUPPLEMENT
(To Prospectus Dated July 7, 2020)
$60,000,000
7.875% Senior Notes due 2025

We are offering $60,000,000 aggregate principal amount of our 7.875% senior notes due 2025, which we refer to as the “notes.” The notes will mature on October 31, 2025. Interest will accrue on the notes from October 27, 2020. We will pay interest on the notes on January 31, April 30, July 31 and October 31 of each year, beginning January 31, 2021. We may redeem the notes, in whole or in part, at any time at the prices described under “Description of the Notes — Optional Redemption.” In addition, we may from time to time redeem up to 35% of the aggregate outstanding principal amount of the notes before October 31, 2022 with the net cash proceeds from certain equity offerings. If we sell certain of our assets or experience specific kinds of changes in control, we must offer to purchase the notes.
The notes will be issued in minimum denominations of $25 and integral multiples of $25 in excess thereof.
The notes will rank equally in right of payment with all of our existing and future unsecured senior debt and senior in right of payment to all of our existing and future subordinated debt. The notes will be effectively subordinated to any of our existing and future secured debt, to the extent of the value of the assets securing such debt. The notes will be structurally subordinated to all existing and future liabilities of our subsidiaries.
We intend to apply to list the notes on the Nasdaq Global Market under the symbol “GFNSZ.” If the application is approved, we expect trading in the notes on the Nasdaq Global Market to begin within 30 days after the original issue date. The notes are expected to trade “flat,” meaning that purchasers will not pay, and sellers will not receive, any accrued and unpaid interest on the notes that is not included in the trading price.

Investing in the notes involves risks. See “Risk Factors” beginning on page S-8 and under Item 1A of our Annual Report on Form 10-K for the year ended June 30, 2020, which is incorporated herein by reference.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.
	Per Note	Total(2)
Public Offering Price(1)	100.00%	$60,000,000
Underwriting Discount(3)	3.5%	$2,100,000
Proceeds to GFN (before expenses)	96.50%	$57,900,000

(1)
The public offering price does not include accrued interest, if any. Interest on the notes will accrue from October 27, 2020 and must be paid to the purchaser if the notes are delivered after such date.

(2)
Assumes no exercise of the underwriter’s over-allotment option described below.

(3)
See “Underwriting” for a description of all underwriting compensation payable in connection with this offering.

We have granted the underwriters an option to purchase up to an additional $9,000,000 aggregate principal amount of notes, at the public offering price less the underwriting discount, within 30 days from the date of this prospectus supplement solely to cover over-allotments, if any.
The underwriters expect to deliver the notes in book-entry form only through the facilities of The Depository Trust Company on or about October 27, 2020.

Joint Book-Running Managers
D.A. Davidson & Co.	B. Riley Securities	Janney Montgomery Scott
Co-Lead Managers
William Blair & Company	National Securities Corporation	Wedbush Securities

The date of this prospectus supplement is October 21, 2020

You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus or any related free writing prospectus we file with the Securities and Exchange Commission (the “SEC”). We have not, and the underwriters have not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus supplement or the accompanying prospectus of in any of the documents that we incorporate by reference herein is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement and the accompanying prospectus are part of a registration statement (the “Registration Statement”) that we filed with the Securities and Exchange Commission (the “SEC” or the “Commission”) utilizing a “shelf” registration process. This prospectus supplement describes the specific details regarding this offering, including the price and terms of the notes being offered and the risk of investing in our securities. The accompanying prospectus provides more general information, some of which may not apply to this offering. This prospectus supplement may also add, update or change information contained in the accompanying prospectus.
You should read this prospectus supplement, the accompanying prospectus, and any related free writing prospectus together with additional information described under the heading “Where You Can Find Additional Information” in the accompanying prospectus. If there is any inconsistency between the information in this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement. In various places in this prospectus supplement and the accompanying prospectus, we refer you to sections for additional information by indicating the caption headings of the other sections. All cross- references in this prospectus supplement are to captions contained in this prospectus supplement and not in the accompanying prospectus, unless otherwise indicated.
You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus, or any related free writing prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making offers to sell nor soliciting offers to buy, nor will we make an offer to sell nor solicit an offer to buy, any notes in any jurisdiction where the offer or sale is not permitted. You should read this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference in the prospectus supplement and accompanying prospectus, when making your investment decision. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents we file or previously filed with the SEC that we have incorporated by reference in this prospectus supplement or accompanying prospectus is accurate only as of the dates on their covers. Our business, financial condition, results of operations and prospects may have changed since those dates.
In this prospectus supplement, unless otherwise indicated or the context otherwise requires, references to “we,” “us,” “our,” “our company,” “the Company,” and “GFN” refer to General Finance Corporation and its subsidiaries, “Royal Wolf” refers to GFN Asia Pacific Holdings Pty Ltd., an Australian corporation and its Australian and New Zealand subsidiaries, “Pac-Van” refers to Pac-Van, Inc., an Indiana corporation, and its Canadian subsidiary, PV Acquisition Corp., an Alberta corporation, doing business as “Container King,” “Southern Frac” refers to Southern Frac, LLC, a Texas limited liability company, and “Lone Star” refers to Lone Star Tank Rental Inc.
ALTERNATIVE SETTLEMENT DATE
It is expected that delivery of the notes will be made on or about the date specified on the cover page of this prospectus supplement, which will be the fifth business day following the date of this prospectus supplement. Under Rule 15c6-1 of the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, the purchasers who wish to trade notes on the date of this prospectus supplement or the next two succeeding business days will be required to specify an alternate settlement cycle at the time of any such trade to prevent failed settlement. Purchasers of notes who wish to trade notes on the date of this prospectus supplement or the next two succeeding business days should consult their own advisors.

S-ii

FORWARD-LOOKING STATEMENTS
Certain statements in this prospectus supplement and the information incorporated by reference in this prospectus supplement and the accompanying prospectus, other than purely historical information, including without limitation estimates, projections, outlook, guidance, statements relating to our business plans, strategy, objectives, expected operating results and future financial position, and the assumptions upon which those statements are based, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Exchange Act. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “forecast,” “outlook,” “intend,” “strategy,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” or the negative thereof or variations thereon or similar terminology generally intended to identify forward-looking statements. Forward- looking statements are not guarantees of future performance and are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements. A detailed discussion of risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in our most recent Annual Report on Form 10-K and other documents that we file from time to time with the SEC that are incorporated by reference in this prospectus supplement and the accompanying prospectus. Numerous important factors described in this prospectus supplement and the accompanying prospectus and the information incorporated by reference in the prospectus supplement and accompanying prospectus could affect these statements and could cause actual results to differ materially from our expectations. We assume no obligation, and disclaim any duty, to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

S-iii

SUMMARY
This summary highlights important features of this offering and the information included or incorporated by reference in this prospectus supplement. This summary does not contain all of the information that you should consider before making an investment decision with respect to the notes offered hereby. You should read both this prospectus supplement and the accompanying prospectus carefully, including the “Risk Factors” beginning on page S-8 and under Item 1A of our Annual Report on Form 10-K for the year ended June 30, 2020 which is incorporated by reference herein, together with any documents incorporated by reference before investing in the notes in this offering.
General Finance Corporation
Our primary long-term strategy and business plan are to acquire and operate rental services and specialty finance businesses in North America and the Asia-Pacific (or Pan-Pacific) area.
We have two geographic areas that include four operating segments: the Asia-Pacific (or Pan-Pacific) area, consisting of Royal Wolf (which leases and sells storage containers, portable container buildings and freight containers in Australia and New Zealand) and North America, consisting of Pac-Van (which leases and sells storage, office and portable liquid storage tank containers, modular buildings and mobile offices), and Lone Star (which leases portable liquid storage tank containers and containment products, as well as provides certain fluid management services, to the oil and gas industry in the Permian and Eagle Ford basins of Texas), which are combined to form our “North American Leasing” operations, and Southern Frac (which manufactures portable liquid storage tank containers and other steel-related products). As of June 30, 2020, our two geographic leasing operations primarily lease and sell their products through 24 customer service centers (“CSCs”) in Australia, 15 CSCs in New Zealand, 63 branch locations in the United States and three branch locations in Canada. At that date, we had 267 and 667 employees and 45,463 and 55,182 lease fleet units in the Asia-Pacific area and North America, respectively.
Our products primarily consist of the following:
Mobile Storage
Storage Containers. Storage containers consist of new and used shipping containers that provide a flexible, low cost alternative to warehousing, while offering greater security, convenience and immediate accessibility. Our storage products include general purpose dry storage containers, refrigerated containers and specialty containers in a range of standard and modified sizes, designs and storage capacities. Specialty containers include blast-resistant units, hoarding units and hazardous-waste units. We also offer storage vans, also known as storage trailers or dock-height trailers.
Freight Containers. Freight containers are specifically designed for transport of products by road and rail. Our freight container products include curtain-side, refrigerated and bulk cargo containers, together with a range of standard and industry-specific dry freight containers. Freight containers are only offered in our Asia-Pacific territory.
Modular Space
Modular Buildings. Also known as manufactured buildings, modular buildings provide customers with additional space and are often modified to customer specifications. Modular buildings range in size from 1,000 to more than 30,000 square feet and may be highly customized.
Mobile Offices. Also known as trailers or construction trailers, mobile offices are re-locatable units with aluminum or wood exteriors on wood (or steel) frames on a steel carriage fitted with axles, allowing for an assortment of “add-ons” to provide comfortable and convenient temporary space solutions.
Portable Container Buildings and Office Containers. Office containers, which are referred to as portable container buildings in the Asia-Pacific, are either modified or specifically manufactured containers that provide self-contained office space with maximum design flexibility. Office containers in the United States are often referred to as ground level offices (“GLOs”).

Liquid Containment
Portable Liquid Storage Tank Containers. Portable liquid storage tank containers are often referred to as “frac tanks” or “frac tank containers” and are manufactured steel containers with fixed steel axles for transport and are used in a variety of industries; including oil and gas exploration and field services, refinery, chemical and industrial plant maintenance, environmental remediation and field services, infrastructure building construction, marine services, pipeline construction and maintenance, tank terminals services, wastewater treatment and waste management and landfill services. While there are a number of different sizes of tanks currently used in the market place, we focus on the more common 500-barrel capacity containers. Our products typically include features such as guardrails, safety stairways, multiple entry ways and a sloped bottom for easy cleaning, an epoxy lining and various feed and drain lines.
Recent Developments — Preliminary First Fiscal Quarter Results
For our first fiscal quarter ended September 30, 2020, we expect to report total revenue in the range of $82.0 million to $82.5 million and adjusted EBITDA in the range of 16% to 17% below our adjusted EBITDA for our first fiscal quarter ended September 30, 2019. These expected results for our first fiscal quarter are above what we considered in determining the outlook we provided for our full fiscal year ending June 30, 2021 in conjunction with the reporting of our fourth fiscal quarter and fiscal year ended June 30, 2020 results.
The foregoing estimated results for our fiscal quarter ended September 30, 2020 have not been reviewed by our auditors, are based on preliminary information as of the date hereof and are subject to material changes following completion of the quarter-end review process and other adjustments that may be made before our financial results are finalized. In addition, these preliminary unaudited results are not comprehensive financial results for the quarter ended September 30, 2020, should not be viewed as a substitute for complete GAAP financial statements or more comprehensive financial information, and are not indicative of the results for any future period.
Additional Information
We were incorporated in Delaware in 2005. Our principal executive offices are located at 39 East Union Street, Pasadena, California 91103, and our telephone number is (626) 584-9722.

THE OFFERING
The following is a brief summary of certain material terms of the notes. For more complete information about the notes, see “Description of the Notes” below.
Issuer:
General Finance Corporation
Title of the Securities:
7.875% Senior Notes due 2025
Aggregate Principal Amount
Offered:
$60,000,000
Over-allotment Option:
The underwriters may also purchase from the Company up to an additional $9,000,000 aggregate principal amount of the notes to cover overallotments, if any, within 30 days of the date of this prospectus supplement.
Initial Public Offering Price:
100% of the aggregate principal amount
Denominations:
The Company will issue the notes in denominations of $25 and integral multiples of $25 in excess thereof.
Listing of the Notes:
The Company intends to apply to list the notes on the Nasdaq Global Market under the symbol “GFNSZ.” If the application is approved, the Company expects trading in the notes on the Nasdaq Global Market to begin within 30 days after the original issue date.
Issue Date:
October 27, 2020
Maturity Date:
October 31, 2025
Interest:
7.875% per year, payable quarterly in arrears on January 31, April 30, July 31 and October 31 of each year, beginning January 31, 2021. If an interest payment date falls on a day other than a business day, the applicable interest payment will be made on the next business day and no additional interest will accrue as a result of such delayed payment.
Record Dates:
Each January 15, April 15, July 15 and October 15 whether or not a business day).
Ranking
The notes will be senior unsecured obligations of the Company, and will rank on a parity with all of its other existing and future senior unsecured obligations.
Substantially all of the Company’s operations are conducted through its subsidiaries. The notes will not be guaranteed by any of the Company’s subsidiaries. The Company’s subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due with respect to the notes or to make any funds available therefor, whether by dividends, loans or other payments. The Company’s right to receive any assets of any of its subsidiaries upon their liquidation or reorganization, and, therefore, the right of the holders of the notes to participate in those assets will be subject to prior claims of creditors of the subsidiary. As a result, the notes will effectively rank junior in right of payment to all existing and future debt and other liabilities (including trade payables) of the subsidiaries. In addition, the notes will also effectively rank junior in right of payment to any secured debt that the Company may have outstanding to the extent of the value of the assets securing such debt. . As of June 30, 2020, the Company and its subsidiaries had total indebtedness outstanding of approximately $379.8 million, of which $303.0 million was indebtedness of the Company’s subsidiaries which is structurally senior in right of payment to the notes offered hereby. In addition, as of June 30, 2020, our subsidiaries would have had the ability to borrow an additional $130.1 million under our senior secured credit facilities (consisting of our U.S. senior secured credit facility, which we also refer to as the “Wells Fargo revolving credit facility,” and our Asia-Pacific senior secured credit facility), all of which would be structurally senior to the notes. .
Optional Redemption:
Prior to October 31, 2022, the notes will be redeemable as a whole at any time or in part from time to time, at the Company’s option, at the make-whole price described under “Description of the Notes — Optional Redemption,” plus , in either case, any interest accrued but not paid to the redemption date.
On and after October 31, 2022, the notes will be redeemable as a whole at any time or in part from time to time, at the Company’s option, at the redemption prices described under “Description of the Notes — Optional Redemption.”
Prior to October 31, 2022, upon not less than 30 nor more than 60 days’ written notice, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of the notes issued under the Indenture at a redemption price equal to 107.875% of the principal amount of the notes being redeemed plus accrued and unpaid interest, if any, to, but not including, the redemption date (subject to the rights of holders of notes on the relevant record date to receive interest on the relevant interest payment date), with the net cash proceeds from one or more equity offerings, as defined in the Indenture. The Company may only do this, however, if:
(i)
at least 65% of the aggregate principal amount of the notes that were initially issued under the Indenture (excluding notes held by the Issuer or any of its Subsidiaries) would remain outstanding immediately after the occurrence of such proposed redemption; and

(ii)
the redemption occurs within 180 days after the closing of such equity offering.

Sinking Fund:
The notes will not be subject to any sinking fund.
Use of Proceeds:
We intend to use the net proceeds from the sale of the notes to redeem a portion of our outstanding $77,390,000 of 8.125%

Senior Notes due 2021 (the “Senior Notes due 2021”), which mature on July 31, 2021. See “Use of Proceeds” and “Capitalization.”
To redeem the balance of the Senior Notes due 2021 that remain outstanding after the completion of the notes offering, we plan to incur additional indebtedness through the issuance of senior secured debt securities, borrowings under our U.S. senior secured credit facility or a combination of both.
Change of Control Offer:
If the Company experiences a “Change of Control,” it will be required to offer to purchase the notes from holders at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the purchase date as described under “Description of the Notes — Offer to Purchase Upon Change of Control.”
Asset Sale Proceeds:
If the Company or its Restricted Subsidiaries engage in asset sales, the Company generally must either invest the net cash proceeds from such sales in its business within a period of time, prepay debt under its revolving credit facility or make an offer to purchase a principal amount of the notes equal to the excess net cash proceeds. The purchase price of the notes will be 100% of their principal amount, plus accrued but not paid interest.
Covenants:
Covenants within the Indenture governing the notes will, among other things, limit the ability of the Company and its restricted subsidiaries to:
•
incur additional debt;

•
pay dividends or distributions on the Company’s capital stock or repurchase the Company’s capital stock;

•
issue preferred stock of subsidiaries;

•
make certain investments;

•
create liens on the Company’s assets to secure debt;

•
designate certain of the Company’s subsidiaries as unrestricted;

•
enter into transactions with affiliates;

•
merge or consolidate with another company; and

•
transfer and sell assets.

These covenants are subject to a number of important limitations and exceptions. See “Description of the Notes — Certain Covenants.”
Form of Notes:
The notes will be represented by global securities that will be deposited with or on behalf of, and registered in the name of, The Depository Trust Company (“DTC”) or its nominee. Except in limited circumstances, you will not receive certificates for the notes. Beneficial interests in the notes will be represented through book- entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may elect to hold interests in the notes through either DTC, if they are a participant, or indirectly through organizations which are participants in DTC.
Clearance and Settlement
Procedures:
Interests in the notes will trade in DTC’s Same Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. Neither the Company nor the Trustee will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.
Governing Law:
New York
Trustee:
The Bank of New York Mellon Trust Company, N.A.
Risk Factors:
Investing in the notes involves risks. You should carefully consider the information set forth in the section of this prospectus supplement entitled “Risk Factors” beginning on page S-8, as well as the other information included in or incorporated by reference into this prospectus before deciding whether to invest in the notes.

SUMMARY HISTORICAL CONSOLIDATED FINANCIAL DATA
The following summary historical consolidated financial data have been derived from our audited financial statements. You should read the following information in conjunction with our consolidated financial statements, and related notes thereto, incorporated by reference into this prospectus supplement and accompanying prospectus, as well as the information included herein.
	Year Ended June 30,
	2016	2017	2018	2019	2020
	(In thousands, except operational data)
Income Statement Data:
Sales	$117,618	$100,659	$132,317	$137,716	$128,642
Leasing	168,233	176,269	214,985	240,490	227,837
Total revenue	285,851	276,928	347,302	378,206	356,479
Operating income	14,383	19,066	43,699	61,590	45,454
Other expense, net	(19,860)	(19,938)	(53,485)	(63,236)	(30,805)
Income (loss) before provision for income taxes	(5,477)	(872)	(9,786)	(1,646)	14,649
Net income (loss)	(3,286)	(847)	(9,107)	(7,466)	7,954
Net income (loss) attributable to common stockholders	(9,025)	(6,620)	(11,964)	(11,124)	4,286
Balance Sheet Data (at end of period):
Cash and cash equivalents	$9,342	$7,792	$21,617	$10,359	$17,478
Lease fleet, net	419,345	427,275	429,388	456,822	458,727
Total assets	673,574	675,314	689,687	718,312	756,022
Senior and other debt, net	352,220	355,638	427,718	411,141	379,798
Total equity	224,612	223,248	141,785	177,041	174,917
Cash Flow Data:
Cash flows from operating activities	$48,822	$35,307	$58,775	$52,087	$76,574
Cash flows from investing activities	(35,378)	(30,722)	(114,500)	(64,000)	(30,522)
Cash flows from financing activities	(5,577)	(6,159)	70,721	1,581	(38,739)
Adjusted EBITDA(1)	60,830	60,969	87,692	106,884	97,820
Operational Data: Number of units in fleet:
Asia Pacific	41,627	42,230	42,305	47,183	45,463
North America	36,978	38,482	43,507	52,560	55,182
Total	78,605	80,712	85,812	99,743	100,645
Utilization rates(2)
Asia Pacific	77%	80%	80%	77%	77%
North America	69%	77%	80%	77%	69%
Total	73%	78%	80%	77%	73%

(1)
Adjusted EBITDA is a non-U.S. GAAP measure. We calculate adjusted EBITDA as net income before interest, income taxes, impairment, depreciation and amortization and other non-operating costs and income. For a reconciliation of adjusted EBITDA to net income and management’s reasons why our management believes that the presentation of adjusted EBITDA provides useful information to investors regarding our financial condition and results of operations, see the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Measures not in Accordance with Generally Accepted Accounting Principles in the United States (“U.S. GAAP’)” included in our Annual Report on Form 10-K for the year ended June 30, 2020, which is incorporated by reference into this prospectus supplement and accompanying prospectus.

(2)
Utilization rates based on number of units leased at the end of the applicable period.

RISK FACTORS
An investment in the notes involves a high degree of risk. You should carefully consider each of the following risk factors and those set forth under Item 1A “Risk Factors” of our most recent Annual Report on Form 10-K on file with the SEC, which is incorporated by reference in this prospectus supplement. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus supplement and the accompanying prospectus. The risks and uncertainties not presently known to us or that we currently deem immaterial may also materially harm our business, operating results and financial condition and could result in a complete loss of your investment.
Risks Related to the Notes
We are the sole obligor of the notes and our direct and indirect subsidiaries do not guarantee our obligations under the notes and do not have any obligation with respect to the notes. As a result, your right to receive payment on the notes will be structurally subordinated to all indebtedness and other the liabilities of our subsidiaries.
We are a holding company with no business operations or assets other than the capital stock of our direct and indirect subsidiaries. Consequently, we will be dependent on loans, dividends and other payments from these subsidiaries to make payments of principal and interest on the notes. However, our subsidiaries are separate and distinct legal entities, and they will have no obligation, contingent or otherwise, to pay any amounts due under the notes or to make any funds available to pay those amounts, whether by dividend, distribution, loan or other payments. Holders of the notes will not have any direct claim on the cash flows or assets of our direct and indirect subsidiaries.
Accordingly, in the event that any of our subsidiaries becomes insolvent, liquidates or otherwise reorganizes:
•
the creditors of such subsidiary (including the holders of the notes) will have no right to proceed against such subsidiary’s assets; and

•
the creditors of such subsidiary, including trade creditors, will generally be entitled to payment in full from the sale or other disposal of assets of such subsidiary before we, as direct or indirect stockholder, will be entitled to receive any distributions from such subsidiary.

As a result, the notes are structurally subordinated to all indebtedness and other liabilities, including trade payables, of our subsidiaries. While the indenture governing the notes will limit the amount of indebtedness our subsidiaries can incur, there is significant capacity to incur additional indebtedness by our subsidiaries in compliance with the indenture. As of June 30, 2020, the Company and its subsidiaries had total indebtedness outstanding of approximately $379.8 million, of which $303.0 million was indebtedness of the Company’s subsidiaries. In addition, as of June 30, 2020, our subsidiaries would have had the ability to borrow an additional $130.1 million under our senior secured credit facilities (consisting of our U.S. senior secured credit facility and our Asia-Pacific senior secured credit facility), all of which would be structurally senior to the notes, and the Indenture allows our subsidiaries to incur additional indebtedness above that amount. See "Description of Notes — Certain Covenants — Limitation on Additional Indebtedness" and the definition of "Permitted Indebtedness." Furthermore, the indenture governing the notes does not restrict in any manner the ability of our subsidiaries from incurring liabilities which are not indebtedness.
Our ability, as a holding company, to make payments on the notes depends on the ability of our subsidiaries to transfer funds to us.
General Financial Corporation, the issuer of the notes, is a holding company with no business operations or assets other than the capital stock of its direct and indirect subsidiaries. GFN's cash flow and ability to make payments in respect of the notes depends primarily upon dividends and other distributions from our subsidiaries. The ability of our subsidiaries to make dividends and other distributions to us depends on their cash flows and earnings, which, in turn, will be affected by all of the factors discussed in our most recent Annual Report on Form 10-K on file with the SEC. The ability of our subsidiaries to make dividends and other distributions to us is also subject to compliance with the covenants governing the indebtedness of our subsidiaries. The terms of our U.S. and Asia-Pacific senior secured credit facilities restrict the ability of our North American leasing operations and our Asia-Pacific leasing operations, respectively, to pay dividends to GFN that are needed to pay interest and principal on the notes. In order for our subsidiaries to pay these dividends to GFN, each of our senior secured credit facilities require that no event of default exist and that the borrowers be in compliance with all covenants, while the U.S. senior credit facility also requires that minimum amounts be available for borrowing after payment of such dividends. Under the U.S. senior secured credit facility these covenants consist of fixed charge coverage ratio and minimum rental fleet utilization covenants, and the Asia-Pacific senior secured credit facility contains net leverage and net debt coverage covenants. If our subsidiaries do not comply with these covenants and requirements of our U.S. and Asia Pacific senior secured credit facilities and are unable to pay dividends to GFN, we may not be able to make the required interest and principal payments on the notes.
The notes will be unsecured obligations of the Company and therefore will be effectively subordinated to any secured indebtedness of the Company to the extent of the value of the assets securing such indebtedness.
The notes will be unsecured obligations of the Company. As a result, the notes will be effectively subordinated to any secured indebtedness of the Company to the extent of the value of the assets securing such indebtedness. The effect of this subordination is that upon a default in payment on, or the acceleration of, any secured indebtedness of the Company, or in the event of bankruptcy, insolvency, liquidation, dissolution or reorganization of the Company, the proceeds from the sale of assets securing the Company’s secured indebtedness will be available to pay obligations on the notes only after all secured indebtedness of the Company has been paid in full. As a result, the holders of the notes may receive less, ratably, than the holders of secured debt in the event of the Company’s bankruptcy, insolvency, liquidation, dissolution or reorganization.
The net proceeds of this offering are not expected to fully repay the Senior Notes due 2021, and we expect that we will incur additional indebtedness to repay the remaining outstanding Senior Notes due 2021 in full and such indebtedness may be secured and be incurred or guaranteed by our subsidiaries which would result in such additional indebtedness being effectively senior in right of payment to the notes offered hereby..
The net proceeds of this offering will repay only a portion of our outstanding Senior Notes due 2021. To repay the remaining outstanding principal amount of Senior Notes due 2021 in full, we expect to incur additional indebtedness. We currently plan to incur this additional indebtedness under our senior secured credit facility and/or issue additional debt securities which may be guaranteed by certain of domestic subsidiaries and may also be secured by lien on certain of our assets and/or a junior lien on the assets of our domestic subsidiaries. As a result, if this additional indebtedness is guaranteed by any of our subsidiaries, it will be structurally senior in right of payment to the notes offered hereby to the extent of the value of the assets at such subsidiaries and, if this additional indebtedness is secured by a lien on any of the Company’s assets, it will be effectively senior in right of payment to the extent of the value of such assets.
Furthermore, in order to incur senior secured debt securities that are incurred or guaranteed by our subsidiaries and/or secured by the assets of our subsidiaries, we will need to obtain the consent of the lenders under our U.S. senior secured credit facility. There can be no assurance that we will be able to obtain such consent and any failure to do so could have a material adverse effect on our ability to repay the Senior Notes due 2021.
Certain of our subsidiaries will be designated as Unrestricted Subsidiaries under the Indenture and, as such, they will not be subject to any of the restrictive covenants under the Indenture.
On the date the Notes are issued, our subsidiary Royal Wolf Holdings Limited, an Australian corporation, and its subsidiaries including GFN Asia Pacific Holdings Pty Ltd, which we refer to as Royal Wolf, will be designated an “Unrestricted Subsidiaries” under the Indenture. None of the covenants under the Indenture are applicable to Unrestricted Subsidiaries and therefore Unrestricted Subsidiaries are not restricted in any manner under the Indenture from incurring debt, making investments, paying dividends or making other distributions to equity holders, selling assets or otherwise engaging in any of the activities restricted under the Indenture as described below under “Description of the Notes — Certain Covenants.” In addition, the Company has the ability to designate any Restricted Subsidiary as an Unrestricted Subsidiary as long as it complies with the conditions described under the definition of “Unrestricted Subsidiary” under “Description of the Notes — Certain Definitions.”

We may be unable to repurchase the notes upon a change of control.
In the event of a “change of control” (as defined below), we must offer to purchase the notes at a purchase price equal to 101% of the principal amount, plus accrued and unpaid interest to the date of repurchase. See “Description of the Notes — Offer to Purchase Upon Change of Control.” In the event that we are required to make such offer with respect to the notes, there can be no assurance that we would have sufficient funds available to purchase any notes, and we may be required to refinance the notes. There can be no assurance that we would be able to accomplish a refinancing or, if a refinancing were to occur, that it would be accomplished on commercially reasonable terms.
The revolving credit facilities of our subsidiaries prohibit us from repurchasing any of the notes, except under limited circumstances. The revolving credit facilities of our subsidiaries also provide that certain change of control events would constitute a default. In the event a change of control occurs at a time when we are prohibited from purchasing the notes, we could seek the consent of the lenders under the revolving credit facilities of our U.S. subsidiaries to purchase the notes. If we did not obtain such consent, we would remain prohibited from purchasing the notes. In this case, our failure to purchase would constitute an event of default under the indenture governing the notes.
We may not be able to generate sufficient cash to service all of our debt, and may be forced to take other actions to satisfy our obligations under such indebtedness, which may not be successful.
Our ability to make scheduled payments on, or to refinance our obligations under, our debt will depend on our financial and operating performance and that of our subsidiaries, which, in turn, will be subject to prevailing economic and competitive conditions and to financial and business factors, many of which may be beyond our control.
We may not maintain a level of cash flow from operating activities sufficient to permit us to pay the principal, premium, if any, and interest on our indebtedness. If our cash flow and capital resources are insufficient to fund our debt service obligations, we may be forced to reduce or delay capital expenditures, sell assets, seek to obtain additional equity capital or restructure our debt. In the future, our cash flow and capital resources may not be sufficient for payments of interest on, and principal of, our debt, and such alternative measures may not be successful and may not permit us to meet our scheduled debt service obligations. We may not be able to refinance any of our indebtedness or obtain additional financing, particularly because of our anticipated high levels of debt and the debt incurrence restrictions imposed by the agreements governing our debt, as well as prevailing market conditions. In the absence of such operating results and resources, we could face substantial liquidity problems and might be required to dispose of material assets or operations to meet our debt service and other obligations. The instruments governing our indebtedness restrict our ability to dispose of assets and use the proceeds from any such dispositions. We may not be able to consummate those sales, or if we do, at an opportune time, the proceeds that we realize may not be adequate to meet debt service obligations when due.
Changes in the credit markets could adversely affect the market price of the notes.
Following the offering, the market price for the notes will be based on a number of factors, including:
•
the prevailing interest rates being paid by other companies similar to us; and

•
the overall condition of the financial markets.

The condition of the credit markets and prevailing interest rates have fluctuated in the past and can be expected to fluctuate in the future. Fluctuations in these factors could have an adverse effect on the price and liquidity of the notes.
The notes are not rated and the issuance of a credit rating could adversely affect the market price of the notes.
At their issuance, the notes will not be rated by any credit rating agency. Following their issuance, the notes may be rated by one or more credit rating agencies. If the notes are rated, the rating could be lower than expected, and such a rating could have an adverse effect on the market price of the notes. Furthermore, credit rating agencies revise their ratings from time to time and could lower or withdraw any rating issued with respect to the notes. Any real or anticipated downgrade or withdrawal of any ratings of the notes could have an adverse effect on the market price or liquidity of the notes.
Ratings reflect only the views of the issuing credit rating agency or agencies and are not recommendations to purchase, sell or hold any particular security, including the notes. In addition, ratings do not reflect market prices or suitability of a security for a particular investor, and any future rating of the notes may not reflect all risks related to the Company and its business or the structure or market value of the notes.
An increase in market interest rates could result in a decrease in the relative value of the notes.
In general, as market interest rates rise, notes bearing interest at a fixed rate generally decline in value. Consequently, if you purchase these notes and market interest rates increase, the market values of your notes may decline. We cannot predict the future level of market interest rates.
An active trading market may not develop for the notes, which could adversely affect the price of the notes in the secondary market and your ability to resell the notes should you desire to do so.
The notes are a new issue of securities and there is no established trading market for the notes. We intend to apply for listing of the notes on The Nasdaq Global Market; however, we cannot make any assurance as to:
•
the development of an active trading market;

•
the liquidity of any trading market that may develop;

•
the ability of holders to sell their notes; or

•
the price at which the holders would be able to sell their notes.

If a trading market were to develop, the future trading prices of the notes will depend on many factors, including prevailing interest rates, any credit ratings we may in the future apply for and which are published by major credit rating agencies, the market for similar securities and our operating performance and financial condition. If a trading market develops, there is no assurance that it will continue.
We could enter into various transactions that could increase the amount of our outstanding debt, or adversely affect our capital structure or credit rating, or otherwise adversely affect holders of the notes.
Subject to certain exceptions relating to incurring certain liens or entering into certain sale and leaseback transactions, the terms of the notes do not prevent us from entering into a variety of acquisition, divestiture, refinancing, recapitalization or other highly leveraged transactions. As a result, we could enter into any such transaction even though the transaction could increase the total amount of our outstanding indebtedness, adversely affect our capital structure or credit rating or otherwise adversely affect the holders of the notes.
Redemption may adversely affect your return on the notes.
We have the right to redeem some or all of the notes prior to maturity, as described under “Description of the Notes — Optional Redemption.” We may redeem the notes at times when prevailing interest rates may be relatively low compared to rates at the time of issuance of the notes. Accordingly, you may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as that of the notes.

USE OF PROCEEDS
The net proceeds to be received by us from the offering, after deducting underwriting discounts and commissions, the structuring fee and other offering expenses payable by us, are estimated to be approximately $57,200,000 (or $65,885,000 if the underwriters exercise their over-allotment option in full).
We intend to use the net proceeds from this offering to redeem a portion of our outstanding $77,390,000 principal amount of Senior Notes due 2021. See “Capitalization.”
To redeem the balance of the Senior Notes due 2021 that remain outstanding after the completion of the notes offering, we plan to incur additional indebtedness through the issuance of senior secured debt securities, borrowings under our U.S. senior secured credit facility or a combination of both.

CAPITALIZATION
The following table sets forth our cash and cash equivalents and total debt and equity at June 30, 2020 (i) on an actual basis and (ii) on an as adjusted to give effect to the sale of the notes offered hereby and the use of the net proceeds from this offering to redeem $57.2 million of our outstanding Senior Notes due 2021. See “Use of Proceeds.” The table should be read in conjunction with our financial statements, the notes to our financial statements and the other financial data included in or incorporated by reference into this prospectus supplement and the accompanying prospectus.
	As of June 30, 2020
	Actual	As Adjusted
	(Unaudited) (in thousands)
Cash and cash equivalents	$17,478	$17,478
Senior and other debt:
Deutsche Bank credit facility, net	$123,955	$123,955
Wells Fargo revolving credit facility	171,083	171,083
Senior Notes due 2021, net	76,763	20,026
Senior Notes offered hereby, net	—	57,200
Equipment Financing and Other	7,997	7,997
Total senior and other debt	379,798	380,261
Equity:
Cumulative preferred stock	40,100	40,100
Common stock	3	3
Additional paid-in capital	183,051	183,051
Accumulated other comprehensive loss	(22,106)	(22,106)
Accumulated deficit	(20,790)	(21,133)
Treasury stock, at cost; 911,765 shares at June 30, 2020	(5,845)	(5,845)
Total General Finance Corporation stockholders’ equity	174,413	174,070
Equity of noncontrolling interests	504	504
Total equity	174,917	174,574
Total debt and equity	$554,715	$554,835

DESCRIPTION OF THE NOTES
The following description is a summary of the material provisions of the Indenture and the notes. It does not restate the Indenture in its entirety. We urge you to read the Indenture because it, and not this description, defines your rights as holders of the notes. Certain defined terms used in this description but not defined below under “— Certain Definitions” have the meanings assigned to them in the Indenture.
In this description, references to “we,” “ us,” “our,” or the “Company” refer only to General Finance Corporation, a Delaware corporation, and not to any of its Subsidiaries. You can find the definitions of other terms used in this description under “— Certain Definitions”.
General
The notes will be issued under the Senior Indenture, dated as of June 18, 2014 (the “Base Indenture” , between the Company and Wells Fargo Bank, National Association, as trustee, as amended and supplemented by the Third Supplemental Indenture, to be dated as of the Issue Date (the “Third Supplemental Indenture” and the Base Indenture, as amended and supplemented by the Third Supplemental Indenture, the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A. (the “Trustee”), copies of which are filed as exhibits to the registration statement of which this prospectus supplement forms a part.
The Company will initially issue a total of $60,000,000 aggregate principal amount of notes. The Company has granted the underwriters an option, to purchase up to an additional $9,000,000 aggregate principal amount of notes, within 30 days from the date of this prospectus supplement solely to cover overallotments, if any.
The Indenture does not limit the amount of debt securities that the Company may issue under the Indenture. The Company may from time to time, without giving notice to or seeking the consent of the holders of the notes, issue debt securities having the same terms (except for the issue date, and, in some cases, the public offering price, the initial interest accrual date, and the first interest payment date) as, and ranking equally and ratably with, the notes. Any additional debt securities having such similar terms, together with the notes, will constitute a single series of debt securities under the Indenture, including for purposes of voting and redemptions. No such additional debt securities may be issued if an “event of default” (as defined below) has occurred and is continuing with respect to the notes.
The notes will mature on October 31, 2025. Interest on the notes will accrue from October 27, 2020 at a rate of 7.875% per year and will be payable quarterly on January 31, April 30, July 31 and October 31 each an “Interest Payment Date”), commencing on January 31, 2021. Interest will be paid to the persons in whose names the notes were registered as of the close of business on the January 15, April 15, July 15 and October 15 next preceding the respective Interest Payment Date (whether or not a business day).
The amount of interest payable for any period will be computed on the basis of twelve 30-day months and a 360-day year. The amount of interest payable for any period shorter than a full quarterly interest period will be computed on the basis of the number of days elapsed in a 90-day quarter of three 30-day months. If any Interest Payment Date falls on a Saturday, Sunday, legal holiday in the City of New York or a day on which banking institutions in the City of New York are authorized by law, regulation or executive order to close, then payment of interest will be made on the next succeeding business day and no additional interest will accrue because of the delayed payment.
The notes will be available for purchase in denominations of $25 and integral multiples of $25 in book-entry form only. See “— Book-Entry System; Delivery and Form.”
Ranking
The notes will be the Company’s unsecured and unsubordinated obligations and will rank equally with all of its current and future unsecured and unsubordinated indebtedness and senior to any of its future subordinated debt.
Substantially all of the Company’s operations are conducted through its subsidiaries. The notes will not be guaranteed by the Company’s subsidiaries. The Company’s subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due with respect to the notes or to make any funds available therefor, whether by dividends, loans or other payments. As of June 30, 2020, the Company and its subsidiaries had total indebtedness outstanding of approximately $379.8 million, of which $303.0 million was indebtedness of the Company’s subsidiaries which is structurally senior in right of payment to the notes offered hereby. In addition, as of June 30, 2020, our subsidiaries would have had the ability to borrow an additional $130.1million under our senior secured credit facilities, all of which would be structurally senior to the notes. The notes will also effectively rank junior in right of payment to any secured debt that the Company may have outstanding to the extent of the value of the assets securing such debt.
Restricted and Unrestricted Subsidiaries
On the date the Notes are issued, our subsidiary Royal Wolf Holdings Limited, an Australian corporation, and its subsidiaries including GFN Asia Pacific Holdings Pty Ltd, which we refer to as Royal Wolf, will be designated an “Unrestricted Subsidiaries” under the Indenture. None of the covenants under the Indenture are applicable to Unrestricted Subsidiaries and therefore Unrestricted Subsidiaries are not restricted in any manner under the Indenture from incurring debt, making investments, paying dividends or making other distributions to equity holders, selling assets or otherwise engaging in any of the activities restricted under the Indenture as described below under “ — Certain Covenants.” In addition, the Company has the ability to designate any Restricted Subsidiary as an Unrestricted Subsidiary as long as it complies with the conditions described under the definition of “Unrestricted Subsidiary” under “Certain Definitions.”
Trading Characteristics
The Company expects the notes to trade at a price that takes into account the value, if any, of accrued and unpaid interest. This means that purchasers will not pay, and sellers will not receive, accrued and unpaid interest on the notes that is not included in their trading price. Any portion of the trading price of a note that is attributable to accrued and unpaid interest will be treated as a payment of interest for U.S. federal income tax purposes and will not be treated as part of the amount realized for purposes of determining gain or loss on the disposition of the notes. See “Material Federal Income Tax Considerations” below.
Optional Redemption
Prior to October 31, 2022, the Company may redeem the notes as a whole at any time or in part from time to time, at its option, at a redemption price equal to the sum of:
(i)
100% of the principal amount of the notes being redeemed, and

(ii)
the excess, if any, of (A) the present value at such redemption date of (i) the redemption price of the notes on October 31, 2022 (as described in the next succeeding paragraph but excluding accrued and unpaid interest to the redemption date) plus (ii) all remaining scheduled interest payments due on the notes through October 31, 2022 (but excluding accrued and unpaid interest to the redemption date), discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points, over (B) the principal amount of the notes on the redemption date, plus, in either case, any interest accrued but not paid to the redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant Interest Payment Date).

On and after October 31, 2022, the Company may redeem the notes in whole at any time or in part from time to time, at its option, at the following redemption prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period commencing on October 31 of the year set forth below:
Year	Percentage
2022	104.50%
2023	102.25%
2024 and thereafter	100.00%
In addition, the Company will pay any interest accrued but not paid to the redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant Interest Payment Date).
Prior to October 31, 2022, upon not less than 30 nor more than 60 days’ written notice, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of the notes issued under the Indenture at a redemption price equal to 107.875% of the principal amount of the notes being redeemed plus accrued and unpaid interest, if any, to, but not including, the redemption date (subject to the rights of holders of notes on the relevant record date to receive interest on the relevant interest payment date), with the net cash proceeds from one or more Equity Offerings. The Company may only do this, however, if:
(i)
at least 65% of the aggregate principal amount of the notes that were initially issued under the Indenture (excluding notes held by the Issuer or any of its Subsidiaries) would remain outstanding immediately after the occurrence of such proposed redemption; and

(ii)
the redemption occurs within 180 days after the closing of such Equity Offering.

Notice of any redemption upon any Equity Offering may be given prior to the completion thereof, and any such redemption or notice may, at the Company’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the related Equity Offering.
The notes will not be entitled to the benefit of any mandatory sinking fund.
Offer to Purchase Upon Change of Control
Upon the occurrence of a Change of Control, each Holder will have the right to require that the Company purchase all or a portion of such Holder’s notes pursuant to the offer described below (the “Change of Control Offer”), at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the purchase date.
Within 30 days following any Change of Control, the Company shall send, by first class mail, a notice to the Trustee and the Paying Agent and each of the Holders. Such notice must state, among other things, the purchase date, which must be no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as may be required by law. Holders electing to have a Note purchased pursuant to a Change of Control Offer will be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, to the paying agent at the address specified in the notice prior to the close of business on the third business day prior to the purchase date.
The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer to be made by the Company and purchases all notes validly tendered and not withdrawn under such Change of Control Offer.
If a Change of Control Offer is made, there can be no assurance that the Company will have available funds sufficient to pay the Change of Control purchase price for all the notes that might be delivered by Holders seeking to accept the Change of Control Offer. In the event the Company is required to purchase outstanding notes pursuant to a Change of Control Offer, the Company expects that it would seek third party financing to the extent it does not have available funds to meet its purchase obligations. However, there can be no assurance that the Company would be able to obtain such financing. The Company’s failure to make or consummate the Change of Control Offer or pay the applicable Change of Control purchase price when due would result in an Event of Default and would give the Trustee and the Holders of the notes the rights described under “— Events of Default.”
Neither the Company’s Board of Directors nor the Trustee may waive the covenant relating to a Holder’s right to redemption upon a Change of Control. Restrictions in the Indenture described below on the Company’s ability to incur additional Indebtedness, to grant liens on the Company’s property, to make Restricted Payments and to make Asset Sales may make more difficult or discourage a takeover of the Company, whether favored or opposed by the Company’s management. Consummation of any such transaction in certain circumstances may require redemption or repurchase of the notes, and there can be no assurance that the Company or the acquiring party will have sufficient financial resources to effect such redemption or repurchase. Such restrictions and the restrictions on transactions with Affiliates may, in certain circumstances, make more difficult or discourage any leveraged buyout of the Company or any of its Subsidiaries by the management of the Company. While such restrictions cover a wide variety of arrangements which have traditionally been used to effect highly leveraged transactions, the Indenture may not afford the Holders protection in all circumstances from the adverse aspects of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction.
The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the purchase of notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the “Change of Control” provisions of the Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached the Company’s obligations under the “Change of Control” provisions of the Indenture by virtue thereof.
The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the assets of the Company and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require the Company to purchase its notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Company and its Subsidiaries taken as a whole to another Person or group may be uncertain.
A “change of control” (as defined in the Credit Agreement) will be an event of default under the Credit Agreement, upon which event all amounts outstanding under the Credit Agreement will, unless otherwise agreed by the required lenders thereunder, become due and payable. The definition of change of control under the Credit Agreement is not the same as under the Indenture and a transaction or circumstance could occur that would constitute a change of control under the Credit Agreement but not a Change of Control under the Indenture. If a change of control occurs under the Credit Agreement and the Company is not able to obtain the necessary consents from the lenders under the Credit Agreement to waive such event of default and the amounts under the Credit Agreement become due and payable, such event would result in an Event of Default and would give the Trustee and the Holders of the notes the rights described under “— Events of Default.”
Certain Covenants
Limitation on Restricted Payments
The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly:
(1)   declare or pay any dividend or make any distribution on or in respect of shares of Capital Stock of the Company or any Restricted Subsidiary to the holders of such Capital Stock in the capacity as such (other than (i) dividends or distributions payable in shares of Qualified Capital Stock of the Company, (ii) dividends or distributions payable to the Company or any Restricted Subsidiary and (iii) in the case of any non-Wholly Owned Restricted Subsidiary, dividends or distributions payable to the holders of such Capital Stock other than the Company or another Restricted Subsidiary on no more than a pro rata basis);

(2)   purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock (other than any such Capital Stock or warrants, rights or options owned by the Company or any Restricted Subsidiary of the Company);
(3)   make any principal payment on, purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Indebtedness; or
(4)   make any Investment (other than Permitted Investments) (each of the foregoing actions set forth in clauses (1), (2), (3) and (4) being referred to as a “Restricted Payment”);
if at the time of such Restricted Payment or immediately after giving effect thereto,
(i)   a Default or an Event of Default shall have occurred and be continuing; or
(ii)   the Company is not able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with the “Limitation on Incurrence of Additional Indebtedness” covenant; or
(iii)   the aggregate amount of Restricted Payments (including such proposed Restricted Payment) made subsequent to the Issue Date (the amount expended for such purposes, if other than in cash, being the fair market value of such property as determined in good faith by the Board of Directors of the Company) shall exceed the sum of:
(w)   50% of the Company’s cumulative Consolidated Net Income (or if cumulative Consolidated Net Income shall be a loss, minus 100% of such loss) for the period from and including July 1, 2020 to the end of the most recent fiscal quarter ending immediately prior to the date of such Restricted Payment (the “Reference Date”) for which internal consolidated financial statements of the Company are available (treating such period as a single accounting period); plus
(x)   100% of the aggregate net cash proceeds (or the fair market value of any marketable securities or other property) received by the Company from any Person (other than a Subsidiary of the Company) from the issuance and sale subsequent to July 1, 2020 and on or prior to the Reference Date of (1) Qualified Capital Stock of the Company, (2) warrants, options or other rights to acquire Qualified Capital Stock of the Company (but excluding any debt security that is convertible into, or exchangeable for, Qualified Capital Stock) or (3) convertible or exchangeable Disqualified Capital Stock or debt securities that have been converted or exchanged in accordance with their terms for Qualified Capital Stock; plus
(y)   without duplication of any amounts included in clause (ii) above, 100% of the aggregate net cash proceeds (or the fair market value of any marketable securities or other property) from any equity contribution received by the Company from a holder of the Company’s Capital Stock subsequent to July 1, 2020 and on or prior to the Reference Date; plus
(z)   without duplication, the sum of:
(1)   the aggregate amount returned in cash on or with respect to Investments (other than Permitted Investments) made subsequent to July 1, 2020 whether through interest payments, principal payments, dividends or other distributions or payments;
(2)   the net cash proceeds received by the Company or any of its Restricted Subsidiaries from the disposition of all or any portion of such Investments (other than to a Restricted Subsidiary of the Company); and
(3)   upon redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, the fair market value of such Subsidiary;
provided, however, that the sum of clauses (1), (2) and (3) above shall not exceed the aggregate amount of all such Investments made subsequent to the Issue Date.

Notwithstanding the foregoing, the provisions set forth in the immediately preceding paragraph do not prohibit:
(1)   the payment of any dividend within 60 days after the date of declaration of such dividend if the dividend would have been permitted on the date of declaration;
(2)   the redemption, repurchase, purchase, retirement, defeasance or other acquisition of any shares of Capital Stock of the Company, either (A) solely in exchange for shares of Qualified Capital Stock of the Company or (B) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Restricted Subsidiary of the Company) of shares of Qualified Capital Stock of the Company, provided that such net proceeds are not included in the calculation described in clause (iii) of the preceding paragraph;
(3)   the redemption, repurchase, retirement, defeasance or other acquisition of any Subordinated Indebtedness either (A) solely in exchange for shares of Qualified Capital Stock of the Company, or (B) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of (I) shares of Qualified Capital Stock of the Company or (II) Refinancing Indebtedness provided that such net proceeds are not included in the calculation described in clause (iii) of the preceding paragraph;
(4)   so long as no Default or Event of Default shall have occurred and be continuing redemption, repurchase, retirement, defeasance or other acquisition by the Company of Common Stock of the Company from officers, directors and employees of the Company or any of its Subsidiaries or their authorized representatives upon the death, disability or termination of employment of such employees or termination of their seat on the board of the Company, in an aggregate amount not to exceed the sum of (x) $500,000 plus (y) $250,000 in any calendar year since the Issue Date, with any unused amounts in such calendar year being carried forward to the next succeeding calendar year; provided that the aggregate amount of repurchases that may be made pursuant to this clause (4) in any calendar year shall not exceed $1.0 million in any calendar year;
(5)   so long as no Default or Event of Default shall have occurred and be continuing, Restricted Payments in an aggregate amount not to exceed $10.0 million;
(6)   repurchases of Qualified Capital Stock deemed to occur upon the exercise of stock options, warrants or other convertible or exchangeable securities to the extent such Qualified Capital Stock represents a portion of the exercise price of those stock options, warrants or other convertible or exchangeable securities;
(7)   payments of cash in lieu of issuing fractional shares upon (i) the exercise of options or warrants or (ii) the exchange or conversion of Qualified Capital Stock of any such Person; and
(8)   the declaration and payment of dividends to holders of any class or series of Disqualified Capital Stock of the Company or any Preferred Stock of any Restricted Subsidiary incurred in accordance with “— Limitation on Incurrence of Additional Indebtedness”.
(9)   the repurchase or redemption of all of the Company’s outstanding 9.00% Series C Cumulative Redeemable Perpetual Preferred Stock with a $40 million aggregate liquidation preference, including the payment of accrued and unpaid dividends thereon.
If the Company makes a Restricted Payment which, at the time of the making of such Restricted Payment, in the good faith determination of the Board of Directors of the Company, would be permitted under the requirements of the Indenture, such Restricted Payment shall be deemed to have been made in compliance with the Indenture notwithstanding any subsequent adjustment made in good faith to the Company’s financial statements affecting Consolidated Net Income.
In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date in accordance with clause (iii) of the immediately preceding paragraph, amounts expended pursuant to clauses (2), (3), (6) and (7) shall be excluded in such calculation.

For purposes of the covenant described above, if any Investment or Restricted Payment would be permitted pursuant to one or more provisions described above and/or one or more of the exceptions contained in the definition of “Permitted Investments,” the Company may classify all or any portion of such Investment or Restricted Payment in any manner that complies with this covenant and may later reclassify from time to time all or any portion of such Investment or Restricted Payment so long as the Investment or Restricted Payment (as so reclassified) would be permitted to be made in reliance on the applicable exception as of the date of such reclassification.
If any Person in which an Investment is made, which Investment constitutes a Restricted Payment when made, thereafter becomes a Restricted Subsidiary in accordance with the Indenture, all such Investments previously made in such Person shall no longer be counted as Restricted Payments for purposes of calculating the aggregate amount of Restricted Payments pursuant to clause (iii) of the first paragraph under this “ — Limitation on Restricted Payments” covenant, in each case to the extent such Investments would otherwise be so counted.
For purposes of this covenant, if a particular Restricted Payment involves a non-cash payment, including a distribution of assets or securities, then such Restricted Payment shall be deemed to be an amount equal to the cash portion of such Restricted Payment, if any, plus an amount equal to the fair market value of the non-cash portion of such Restricted Payment.
Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries
The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary of the Company to:
(1)   pay dividends or make any other distributions on or in respect of its Capital Stock;
(2)   make loans or advances to the Company or any other Restricted Subsidiary or to pay any Indebtedness or other obligation owed to the Company or any other Restricted Subsidiary of the Company; or
(3)   transfer any of its property or assets to the Company or any other Restricted Subsidiary of the Company, except in each case for such encumbrances or restrictions existing under or by reason of:
(a)    applicable law, rule, regulation or order;
(b)   the Indenture and the notes;
(c)   the Credit Agreement;
(d)   customary non-assignment and similar provisions of any contract, lease or license entered into in the ordinary course of business;
(e)   any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired;
(f)   agreements existing on the Issue Date and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements to the extent and in the manner such agreements are in effect on the Issue Date; provided that the amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the Issue Date (as determined in good faith by the Board of Directors of the Company);
(g)   any encumbrance or restriction on the transfer of assets subject to any Lien permitted under the Indenture imposed by the holder of such Lien;

(h)   restrictions imposed by any agreement to sell assets or Capital Stock permitted under the Indenture to any Person pending the closing of such sale;
(i)   Permitted Purchase Money Indebtedness and mortgage financings for property acquired in the ordinary course of business and Capitalized Lease Obligations that only impose restrictions on the property so acquired;
(j)   any agreement pursuant to which Indebtedness was issued if (i) the encumbrance or restriction applies only in the event of a payment default or a default with respect to a financial covenant contained in such Indebtedness, (ii)(A) the encumbrance or restriction is not materially more disadvantageous to the holders of the notes than is customary in comparable financings (as determined by the Company) and (B) the Company determines that any such encumbrance or restriction will not materially affect its ability to make principal or interest payments on the notes;
(k)   Indebtedness permitted to be incurred subsequent to the date of the Indenture pursuant to the provisions of the covenant described under “— Limitation on Incurrence of Additional Indebtedness”; provided that such encumbrances or restrictions are no less favorable to the Company, taken as a whole, in any material respect than the encumbrances or restrictions contained in the Credit Agreement as in effect on the Issue Date;
(l)   customary provisions in joint venture agreements, Sale and Leaseback Transactions and other similar agreements (in each case relating solely to the respective joint venture or similar entity or the equity interests therein) entered into in the ordinary course of business; and
(n)   an agreement governing Indebtedness incurred to Refinance the Indebtedness issued, assumed or incurred pursuant to an agreement referred to in clauses (b), (c) and (e) through (k) above; provided, however, that the provisions relating to such encumbrance or restriction contained in any such Indebtedness are no less favorable to the Company in any material respect as determined by the Company’s Board of Directors in their reasonable and good faith judgment than the provisions relating to such encumbrance or restriction contained in agreements referred to in such clauses (b), (c) and (e) through (k).
Limitation on Incurrence of Additional Indebtedness
The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, acquire, become liable, contingently or otherwise, with respect to, or otherwise become responsible for payment of (collectively, “incur”) any Indebtedness (other than Permitted Indebtedness); provided, however, that if no Default or Event of Default shall have occurred and be continuing at the time of or as a consequence of the incurrence of any such Indebtedness, the Company or any of its Restricted Subsidiaries may incur Indebtedness (including, without limitation, Acquired Indebtedness), in each case if on the date of the incurrence of such Indebtedness, after giving effect to the incurrence thereof, the Consolidated Fixed Charge Coverage Ratio of the Company is greater than 2.0 to 1.0.
The Company will not, and will not permit any Restricted Subsidiary to directly or indirectly, incur any Indebtedness which by its terms (or by the terms of any agreement governing such Indebtedness) is expressly subordinated in right of payment to any other Indebtedness of the Company or such Restricted Subsidiary, as the case may be, unless such Indebtedness is also by its terms (or by the terms of any agreement governing such Indebtedness) made expressly subordinate to the notes to the same extent and in the same manner as such Indebtedness is subordinated to other Indebtedness of the Company or such Restricted Subsidiary, as the case may be.
Limitation on Asset Sales
The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:
(1)   the Company or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of (as determined in good faith by the Company’s Board of Directors);

(2)   at least 75% of the consideration received by the Company or the Restricted Subsidiary, as the case may be, from such Asset Sale shall be in the form of cash, Cash Equivalents and/or Replacement Assets (as defined below) (or a combination thereof) and is received at the time of such disposition; provided that
(a)   the amount of any liabilities (as shown on the Company’s or such Restricted Subsidiary’s most recent balance sheet) of the Company or any such Restricted Subsidiary (other than liabilities that are by their terms subordinated to the notes) that are assumed by the transferee of any such assets;
(b)   the fair market value of any securities or other assets received by the Company or any such Restricted Subsidiary in exchange for any such assets that are converted into cash within 180 days after such Asset Sale; and;
(c)   any of the assets described in clauses (3)(b) and (c) shall be deemed to be cash for purposes of this provision; and
(3)   upon the consummation of an Asset Sale, the Company shall apply, or cause such Restricted Subsidiary to apply, the Net Cash Proceeds relating to such Asset Sale within 365 days of receipt thereof either:
(a)   to repay (i) any Obligations under the Credit Agreement and effect a permanent reduction in the availability under such Credit Agreement and (ii) in the case of an Asset Sale by a Restricted Subsidiary, Obligations of such Restricted Subsidiary;
(b)   to invest or commit to invest in properties and assets that replace the properties and assets that were the subject of such Asset Sale or in properties and assets (including Capital Stock) that will be used in the business of the Company and its Restricted Subsidiaries as existing on the Issue Date or in businesses reasonably related thereto (“Replacement Assets”);
(c)   to acquire or commit to acquire all or substantially all of the assets of, or a majority of the voting Capital Stock of a Permitted Business; and/or
(d)   a combination of prepayment and investment permitted by the foregoing clauses (3)(a) through (3)(c);
provided that in the case of a commitment under clauses (b) and (c) above made prior to the expiration of such 365-day period, such investment or acquisition shall be deemed to comply with this covenant if consummated within six months after such commitment.
When the Net Cash Proceeds from Asset Sales not applied or invested as provided in the preceding paragraph total $5.0 million or more (each, a “Net Proceeds Offer Trigger Date”), the Company will, within 30 days, make an offer to purchase (the “Net Proceeds Offer”) to all Holders and, to the extent required by the terms of any Pari Passu Debt, an offer to purchase to all holders of such Pari Passu Debt, on a date (the “Net Proceeds Offer Payment Date”) not less than 30 nor more than 60 days following the applicable Net Proceeds Offer Trigger Date, from all Holders (and holders of any Pari Passu Debt) on a pro rata basis, that amount of notes (and Pari Passu Debt) equal to the Net Proceeds Offer Amount at a price equal to 100% of the principal amount of the notes (and Pari Passu Debt) to be purchased, plus accrued and unpaid interest thereon, if any, to the date of purchase; provided, however, that if at any time any non-cash consideration received by the Company or any Restricted Subsidiary of the Company, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than as contemplated by clause 2(b) above and other than interest received with respect to any such non-cash consideration), then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder and the Net Cash Proceeds thereof shall be applied in accordance with this covenant.
In the event of the transfer of substantially all (but not all) of the property and assets of the Company and its Restricted Subsidiaries as an entirety to a Person in a transaction permitted under “— Merger, Consolidation and Sale of Assets,” which transaction does not constitute a Change of Control, the successor corporation shall be deemed to have sold the properties and assets of the Company and its Restricted Subsidiaries not so transferred for purposes of this covenant, and shall comply with the provisions of this covenant with respect to such deemed sale as if it were an Asset Sale. In addition, the fair market value of such properties and assets of the Company or its Restricted Subsidiaries deemed to be sold shall be deemed to be Net Cash Proceeds for purposes of this covenant.
Each Net Proceeds Offer will be mailed to the record Holders as shown on the register of Holders within 30 days following the Net Proceeds Offer Trigger Date, with a copy to the Trustee, and shall comply with the procedures set forth in the Indenture. Upon receiving notice of the Net Proceeds Offer, Holders may elect to tender their notes in whole or in part in a principal amount of $25 and integral multiples of $25 in excess thereof in exchange for cash. To the extent Holders properly tender notes in an amount exceeding the Net Proceeds Offer Amount, notes of tendering Holders will be purchased on a pro rata basis (based on amounts tendered). A Net Proceeds Offer shall remain open for a period of 20 business days or such longer period as may be required by law. If any Net Cash Proceeds remain after the consummation of any Net Proceeds Offer, the Company may use those Net Cash Proceeds for any purpose not otherwise prohibited by the Indenture. Upon completion of each Net Proceeds Offer, the amount of Net Cash Proceeds will be reset at zero.
The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of notes pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with the “Asset Sale” provisions of the Indenture, the Company will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the “Asset Sale” provisions of the Indenture by virtue thereof.
Limitations on Transactions with Affiliates
The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of its Affiliates (each, an “Affiliate Transaction”), other than (x) Affiliate Transactions permitted under the third paragraph of this covenant and (y) Affiliate Transactions on terms that are no less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm’s-length basis from a Person that is not an Affiliate of the Company or such Restricted Subsidiary (as determined in good faith by the Board of Directors of the Company).
All Affiliate Transactions (and each series of related Affiliate Transactions which are similar or part of a common plan) involving aggregate payments or other property with a fair market value in excess of $1.0 million must be approved by the Company’s Board of Directors or such Restricted Subsidiary, as the case may be, such approval to be evidenced by a Board Resolution stating that such Board of Directors has determined that such transaction complies with the foregoing provisions. If the Company or any Restricted Subsidiary enters into an Affiliate Transaction (or a series of related Affiliate Transactions related to a common plan) that involves an aggregate fair market value of more than $2.5 million, the Company or such Restricted Subsidiary, as the case may be, shall, prior to the consummation thereof, obtain a written opinion stating that the Affiliate Transaction or series of related Affiliate Transactions is (i) fair to the Company or the relevant Restricted Subsidiary, as the case may be, from a financial point of view, from an Independent Financial Advisor or (ii) on terms not less favorable than might have been obtained in a comparable transaction at such time on an arm’s length basis from a Person who is not an Affiliate, and file the same with the Trustee.
The restrictions set forth in the first and second paragraphs of this covenant shall not apply to:
(1)   reasonable fees and compensation (including the payment of reasonable and customary benefits (including retirement, health, option, deferred compensation and other benefits plans) to officers and employees of the Company) paid to, and indemnity provided on behalf of, officers, directors, employees or consultants of the Company or any Restricted Subsidiary of the Company as determined in good faith by the Company’s Board of Directors or senior management;
(2)   transactions exclusively between or among the Company and any of its Restricted Subsidiaries or exclusively between or among such Restricted Subsidiaries, provided such transactions are not otherwise prohibited by the Indenture;

(3)   any agreement as in effect as of the Issue Date or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto) in any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the Holders in any material respect than the original agreement as in effect on the Issue Date as determined in good faith by the Board of Directors of the Company;
(4)   Restricted Payments or Permitted Investments permitted by the Indenture; and
(5)   the issuance of Qualified Capital Stock otherwise permitted hereunder.
Limitation on Liens
The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or permit or suffer to exist any Liens of any kind against or upon any property or assets of the Company or any of its Restricted Subsidiaries (whether owned on the Issue Date or acquired after the Issue Date, or any proceeds therefrom, or assign or otherwise convey any right to receive income or profits therefrom) that secure any Indebtedness unless:
(1)   in the case of Liens securing Subordinated Indebtedness, the notes are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens; and
(2)   in all other cases, the notes are equally and ratably secured, except for:
(a)   Liens existing as of the Issue Date to the extent and in the manner such Liens are in effect on the Issue Date;
(b)   Liens securing Indebtedness and other Obligations under Credit Facilities in an aggregate amount not to exceed the amount permitted to be incurred pursuant to clause (2) of the definition of “Permitted Indebtedness”;
(c)   Liens securing the notes or any guarantee thereof;
(d)   Liens in favor of the Company or any Restricted Subsidiary of the Company on assets of any Restricted Subsidiary of the Company;
(e)   Liens securing Refinancing Indebtedness which is incurred to Refinance any Indebtedness which has been secured by a Lien permitted under the Indenture and which has been incurred in accordance with the provisions of the Indenture; provided, however, that such Liens: (i) are no less favorable to the Holders in any material respect and are not more favorable to the lienholders in any material respect with respect to such Liens than the Liens in respect of the Indebtedness being Refinanced; and (ii) do not extend to or cover any property or assets of the Company or any of its Restricted Subsidiaries not securing the Indebtedness so Refinanced; and
(f)   Permitted Liens.
Limitation on Subsidiary Guarantees of Company Indebtedness
The Company shall not permit any Restricted Subsidiary, directly or indirectly, to guarantee any Indebtedness of the Company (other than the notes and Indebtedness incurred under clause (26) of the definition of Permitted Indebtedness) unless such Restricted Subsidiary executes and delivers to the Trustee a supplemental indenture providing for the guarantee of the notes by such Subsidiary, which guarantee of the notes will rank equally in right of payment with such Subsidiary’s guarantee of the Company Indebtedness (unless the Company Indebtedness is subordinated in right of payment to the notes, in which case the guarantee of the Indebtedness of the Company shall be subordinated to the guarantee of the notes to the same extent as the Indebtedness of the Company is subordinated to the notes). Any guarantee of the notes provided pursuant to this “— Limitation on Subsidiary Guarantees of Company Indebtedness” will be automatically released when the Indebtedness is no longer outstanding or the guarantee of the Indebtedness is released or terminated, in each case, other than as a result of a payment thereon by the Restricted Subsidiary.

Payments for Consent
The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the notes unless such consideration is offered to be paid and is paid to all Holders of the notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.
Limitation on Preferred Stock of Restricted Subsidiaries
The Company will not permit any Restricted Subsidiary to issue any Preferred Stock other than Preferred Stock issued to the Company or a Restricted Subsidiary of the Company. The Company will not sell, transfer or otherwise dispose of Preferred Stock issued by a Restricted Subsidiary or permit a Restricted Subsidiary to sell, transfer or otherwise dispose of Preferred Stock issued by a Restricted Subsidiary, other than to the Company or a Restricted Subsidiary of the Company. Notwithstanding the foregoing, nothing in this covenant will prohibit Preferred Stock issued by a Person prior to the time:
(A)
such person becomes a Restricted Subsidiary;

(B)
such person merges with or into a Restricted Subsidiary; or

(C)
a Restricted Subsidiary merges with or into such person;

provided, however, that such Preferred Stock was not issued or incurred by such person in anticipation of a transaction contemplated by subclause (B) or (C) above.
Conduct of Business
The Company and its Restricted Subsidiaries will not engage in any businesses other than a Permitted Business, except to the extent it would not be material to the Company and its Restricted Subsidiaries taken as a whole.
Reports to Holders
Whether or not required by the rules and regulations of the Commission, so long as any notes are outstanding, the Company will furnish the Trustee, for delivery to the Holders of the notes upon their written request therefor:
(1)   all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” that describes the financial condition and results of operations of the Company and its consolidated Subsidiaries (showing in reasonable detail, either on the face of the financial statements or in the footnotes thereto and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company, if any) and, with respect to the annual information only, a report thereon by the Company’s certified independent accountants; and
(2)   all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports, in each case within the time periods specified in the Commission’s rules and regulations;
provided that, the delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder or under the Indenture (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

In addition, whether or not required by the rules and regulations of the Commission, the Company will file a copy of all such information and reports with the Commission for public availability within the time periods specified in the Commission’s rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request.
Merger, Consolidation and Sale of Assets
The Company will not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Restricted Subsidiary of the Company to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the Company’s assets (determined on a consolidated basis for the Company and the Company’s Restricted Subsidiaries) whether as an entirety or substantially as an entirety to any Person unless:
(1)    either:
(a)    the Company is the surviving or continuing corporation; or
(b)   the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Company and of the Company’s Restricted Subsidiaries substantially as an entirety (the “Surviving Entity”):
(x)    shall be a corporation organized and validly existing under the laws of the United States or any State thereof or the District of Columbia; and
(y)    shall expressly assume, by supplemental indenture (in form and substance reasonably satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of, and premium, if any, and interest on all of the notes and the performance of every covenant of the notes and the Indenture on the Company’s part to be performed or observed;
(2)   immediately after giving effect to such transaction and the assumption contemplated by clause (1)(b)(y) above (including giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction), either (x) the Company or such Surviving Entity, as the case may be, shall be able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the covenant described under “— Limitation on Incurrence of Additional Indebtedness” or (y) the Consolidated Fixed Charge Coverage Ratio of the Company would be no less than such ratio immediately prior to such transaction;
(3)   immediately before and immediately after giving effect to such transaction and the assumption contemplated by clause (1)(b)(y) above (including, without limitation, giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred and any Lien granted in connection with or in respect of the transaction), no Default or Event of Default shall have occurred or be continuing; and
(4)   the Company or the Surviving Entity shall have delivered to the Trustee an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of the Indenture and that all conditions precedent in the Indenture relating to such transaction have been satisfied.
For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries the Capital Stock of which constitutes all or substantially all of the Company’s properties and assets, shall be deemed to be the transfer of all or substantially all of the Company’s properties and assets.
Notwithstanding the foregoing clauses (2) and (3), the Company may merge with an Affiliate that is a Person that has no material assets or liabilities and which was organized solely for the purpose of the Company’s reorganizing in another jurisdiction.

Upon any consolidation, combination or merger or any transfer of all or substantially all of the Company’s assets in accordance with the foregoing in which the Company is not the continuing corporation, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture and the notes with the same effect as if such surviving entity had been named as such.
The phrase “all or substantially all” of the assets of the Company will likely be interpreted under applicable state law and will be dependent upon particular facts and circumstances. As a result, there may be a degree of uncertainty in ascertaining whether a sale or transfer of “all or substantially all” of the assets of the Company has occurred.
Certain Definitions
Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all such terms, as well as any other terms used herein for which no definition is provided.
“Acquired Indebtedness” means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary of the Company or at the time it merges or consolidates with or into the Company or any of its Subsidiaries or assumed in connection with the acquisition of assets from such Person and, in each case, not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of the Company or such acquisition, merger or consolidation.
“Acquisition” means (a) the purchase or other acquisition by a Person or its Subsidiaries of all or substantially all of the assets of (or any division or business line of) any other Person, or (b) the purchase or other acquisition (whether by means of a merger, amalgamation, consolidation, or otherwise) by a Person or its Subsidiaries of all or substantially all of the Capital Stock of any other Person.
“Additional Issue Date” means the date or dates on which the Company issues additional notes issued as a result of the exercise by the underwriters of the offering of the notes of their right to purchase up to $9,000,000 aggregate principal amount of notes within 30 days of the date of this prospectus supplement.
“Affiliate” means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative of the foregoing.
“Asset Acquisition” means (1) an Investment by the Company or any Restricted Subsidiary of the Company in any other Person pursuant to which such Person shall become a Restricted Subsidiary of the Company, or shall be merged with or into the Company or any Restricted Subsidiary of the Company, or (2) the acquisition by the Company or any Restricted Subsidiary of the Company of the assets of any Person (other than a Restricted Subsidiary of the Company) which constitute all or substantially all of the assets of such Person or comprises any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.
“Asset Sale” means any direct or indirect sale, issuance, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer for value by the Company or any Restricted Subsidiary (including any Sale and Leaseback Transaction) to any Person other than the Company or a Restricted Subsidiary of: (1) any Capital Stock of any Restricted Subsidiary; or (2) any other property or assets of the Company or any Restricted Subsidiary other than in the ordinary course of business; provided, however, that the term “Asset Sale” shall not include: (a) a transaction or series of related transactions for which the Company or a Restricted Subsidiary receive aggregate consideration (exclusive of any indemnities) of less than $5.0 million; (b) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Company as permitted under “Merger, Consolidation and Sale of Assets”; (c) any Restricted Payment permitted by the “Limitation on Restricted Payments”

covenants or that constitutes a Permitted Investment; (d) the sale or discount, in each case without recourse, of accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof; (e) the sale of or other disposition of cash or Cash Equivalents; (f) any sale or disposition deemed to occur in connection with creating or granting any Liens pursuant to the covenant described under “— Certain Covenants — Limitations on Liens”; (g) the lease, assignment or sublease of any real or personal property in the ordinary course of business; (h) sales of Unrestricted Subsidiaries; (i) disposals, trade-ins or replacements of obsolete or worn-out equipment; (j) the sale, lease or other disposition of inventory in the ordinary course of business; and (k) the surrender, or waiver of contract rights or settlement, release or surrender of contract, tort or other claims.
“Board of Directors” means, as to any Person, the board of directors (or similar governing body) of such Person or any duly authorized committee thereof.
“Board Resolution” means, with respect to any Person, a copy of a resolution certified by a Vice President, the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.
“Borrowing Base” shall have the meaning given such term in the Credit Agreement.
“Capital Stock” means:
(1)   in the case of a corporation, corporate stock;
(2)    in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;
(3)    in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and
(4)    any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person;
but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.
“Capitalized Lease Obligation” means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease.
“Cash Equivalents” means:
(1)    marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof;
(2)    marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody’s;
(3)    commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody’s;
(4)    certificates of deposit or bankers’ acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $250 million;

(5)    repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (1) above entered into with any bank meeting the qualifications specified in clause (4) above;
(6)    investments in money market funds which invest substantially all their assets in securities of the types described in clauses (1) through (5) above; and
(7)    with respect to any Foreign Subsidiary: (i) obligations of the national government of the country in which such Foreign Subsidiary maintains its chief executive office and principal place of business provided such country is a member of the Organization for Economic Cooperation and Development, in each case maturing within one year after the date of investment therein, (ii) certificates of deposit of, banker’s acceptance of, or time deposits with, any commercial bank which is organized and existing under the laws of the country in which such Foreign Subsidiary maintains its chief executive office and principal place of business provided such country is a member of the Organization for Economic Cooperation and Development, and whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody’s is at least P-1 or the equivalent thereof (any such bank being an “Approved Foreign Bank”), and in each case with maturities of not more than one year from the date of acquisition and (iii) the equivalent of demand deposit accounts which are maintained with an Approved Foreign Bank;
“Cash Management Services” means any cash management or related services including treasury, depository, return items, overdraft, controlled disbursement, merchant store value cards, e-payables services, electronic funds transfer, interstate depository network, automatic clearing house transfer (including the Automated Clearing House processing of electronic funds transfers through the direct Federal Reserve Fedline system) and other cash management arrangements.
“Change of Control” means the occurrence of one or more of the following events:
(1)    the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than to the Company or one of its Subsidiaries;
(2)    the consummation of any transaction (including without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the outstanding Voting Stock of the Company, measured by voting power rather than number of shares;
(3)    the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of the Voting Stock of the Company outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving Person immediately after giving effect to such transaction; or
(4)    the adoption of a plan relating to the liquidation or dissolution of the Company.
“Common Stock” of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person’s common stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.
“Comparable Treasury Issue” means the United States treasury security selected by an Independent Investment Bank as having an actual or interpolated maturity comparable to the remaining term of the notes to be redeemed (assuming the notes mature on October 31, 2022) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such notes (assuming the notes mature on October 31, 2022).

“Independent Investment Bank” means one of the Reference Treasury Dealers appointed by the Company.
“Comparable Treasury Price” means, with respect to any redemption date:
(1)    the average of the bid and ask prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding such redemption date, as set forth in the most recently published statistical release designated “H.15 (519)” (or any successor release) published by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” or
(2)    if such release (or any successor release) is not published or does not contain such prices on such business day, the average of the Reference Treasury Dealer Quotations for such redemption date.
“Consolidated Assets” means, as of the date of determination, the total assets (less goodwill and intangible assets) of the Company and its Restricted Subsidiaries as shown on the balance sheet of the Company and its Subsidiaries for the most recently ended fiscal quarter for which financial statements are available, determined on a consolidated basis in accordance with GAAP.
“Consolidated EBITDA” means, with respect to any Person, for any period, the sum (without duplication)
of:
(1)
Consolidated Net Income; and

(2)
to the extent Consolidated Net Income has been reduced thereby:

(a)    all income taxes of such Person and its Restricted Subsidiaries paid or accrued in accordance with GAAP for such period (other than income taxes attributable to extraordinary, unusual or nonrecurring gains or losses or taxes attributable to sales or dispositions outside the ordinary course of business);
(b)    Consolidated Interest Expense;
(c)   Consolidated Non-cash Charges less any non-cash items increasing Consolidated Net Income for such period; and
(d)    any expenses, charges or other costs related to any equity offering, Permitted Investment, Acquisition (including amounts paid in connection with the acquisition or retention of one or more individuals comprising part of a management team retained to manage the acquired business, provided that such payments are made at the time of such Acquisition and are consistent with the customary practice in the industry at the time of such Acquisition), disposition, incurrence or refinancing of Indebtedness permitted to be incurred by the Indenture (whether or not successful), all as determined on a consolidated basis for such Person and its Restricted Subsidiaries in accordance with GAAP.
“Consolidated Fixed Charge Coverage Ratio” means, with respect to any Person, the ratio of Consolidated EBITDA of such Person during the four full fiscal quarters (the “Four Quarter Period”) ending prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio for which financial statements are available (the “Transaction Date”) to Consolidated Fixed Charges of such Person for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, “Consolidated EBITDA” and “Consolidated Fixed Charges” shall be calculated after giving effect on a pro forma basis for the period of such calculation to:
(1)    the incurrence or repayment of any Indebtedness of such Person or any of its Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period; and
(2)    any asset sales or other dispositions or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness and also including any Consolidated EBITDA (including any pro forma expense and cost reductions and other operating improvements or synergies (x) calculated on a basis consistent with Regulation S-X under the Exchange Act) or (y) as determined in good faith by a responsible financial or accounting officer of the Company for which steps have been taken or are reasonably expected to be taken within six (6) months of such transaction and are supportable and quantifiable and as set forth in an officers’ certificate) attributable to the assets which are the subject of the Asset Acquisition or asset sale or other disposition during the Four Quarter Period) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such asset sale or other disposition or Asset Acquisition (including the incurrence, assumption or liability for any such Acquired Indebtedness) occurred on the first day of the Four Quarter Period. If such Person or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if such Person or any Restricted Subsidiary of such Person had directly incurred or otherwise assumed such guaranteed Indebtedness.
Furthermore, in calculating “Consolidated Fixed Charges” for purposes of determining the denominator (but not the numerator) of this “Consolidated Fixed Charge Coverage Ratio”:
(1)    interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date; and
(2)    notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Hedge Agreements, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.
Furthermore, in calculating “Consolidated EBITDA” for purposes of determining the “Consolidated Fixed Charge Coverage Ratio,” the net income (or loss) of a Restricted Subsidiary (to the extent such net income has been excluded from the definition of “Consolidated Net Income” pursuant to paragraph (b)(3) thereof) that has become a Guarantor since the commencement of relevant Four Quarter Period and on or prior to the Transaction Date shall be included from the beginning of such Four Quarter Period.
“Consolidated Fixed Charges” means, with respect to any Person for any period, the sum, without duplication, of:
(1)    Consolidated Interest Expense; plus
(2)    the product of (x) the amount of all dividend payments to any Person other than the Company or a Restricted Subsidiary on any series of Preferred Stock of such Person and, to the extent permitted under the Indenture, its Restricted Subsidiaries (other than dividends paid in Qualified Capital Stock) paid, accrued or scheduled to be paid or accrued during such period times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local income tax rate of such Person, expressed as a decimal.
“Consolidated Interest Expense” means, with respect to any Person for any period, the sum of, without duplication:
(1)    the aggregate of the interest expense of such Person and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, including without limitation:

(a) any amortization of debt discount and amortization or write-off of deferred financing costs; (b) the net costs under Hedge Agreements; (c) all capitalized interest; and (d) the interest portion of any deferred payment obligation; and
(2)    the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP; less
(3)    interest income for such period.
“Consolidated Net Income” means, with respect to any Person, for any period, the aggregate net income (or loss) of such Person and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided that
(a)    the net income of any Person that is not a Restricted Subsidiary will be included (without duplication) only to the extent of the amount of cash dividends or distributions actually received by the referent Person or a Restricted Subsidiary of the referent Person from any Person that is not a Restricted Subsidiary; and
(b)    there shall be excluded therefrom (without duplication):
(1)    after-tax gains from Asset Sales (without regard to the $5.0 million limitation set forth in the definition thereof) or abandonments or reserves relating thereto;
(2)    after-tax items classified as extraordinary or nonrecurring gains;
(3)   the net income (but not loss) of any Restricted Subsidiary (other than a Guarantor of the Securities) of the referent Person to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is restricted by a contract, operation of law or otherwise;
(4)    any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued at any time following the Issue Date;
(5)    income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued);
(6)    in the case of a successor to the referent Person by consolidation or merger or as a transferee of the referent Person’s assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets; fees and expenses incurred in connection with the refinancing or repayment of indebtedness;
(7)    the amount of extraordinary, nonrecurring or unusual losses or charges (including all fees, expenses or charges incurred in connection with acquisitions, mergers of consolidations after the Issue Date);
(8)    any non-cash compensation charge or expense, including any such charge or expense arising from the grants of stock appreciation or similar rights, stock options, restricted stock or other rights or equity incentive programs;
(9)   any net after-tax effect of income (loss) from the early extinguishment or conversion of (a) Indebtedness, (b) Hedging Obligations or (c) other derivative instruments;
(10)    any impairment charge or asset write-off or write-down, including impairment charges or asset write-offs or write-downs related to goodwill, intangible assets, long-lived assets, investments in debt and equity securities or as a result of a change in law or regulation, in each case, pursuant to GAAP, and the amortization of intangibles arising pursuant to GAAP;
(11)    any non-cash income (or loss) related to the recording of the fair market value of Hedge Agreements entered into in the ordinary course of business and not for speculative purposes; and
(12)    the cumulative effect of a change in accounting principles.

“Consolidated Non-cash Charges” means, with respect to any Person, for any period, the aggregate depreciation, amortization and other non-cash expenses of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charges constituting an extraordinary item or loss or any such charge which requires an accrual of or a reserve for cash charges for any future period).
“Credit Agreement” means the amended and restated credit agreement, dated as of April 7, 2014, as amended to date, by and among Wells Fargo Bank, National Association, East West Bank, CIT Bank, N.A., CIBC Bank USA, KeyBank, National Association, Bank Hapoalim B.M., Associated Bank, N.A., Bank of the West, Pac-Van, Inc., Lone Star Tank Rental Inc., GFN Realty Company, LLC, Southern Frac, LLC and the Subsidiaries that are signatories thereto, as borrowers, together with the related documents thereto (including, without limitation, any notes, guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including one or more credit agreements, loan agreements, indentures or similar agreements extending the maturity of, refinancing, replacing, renewing or otherwise restructuring (including increasing the amount of available credit thereunder or adding Subsidiaries of the Company as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or agreements or any successor or replacement agreement or agreements and whether by the same or any other agent, lender or group of lenders.
“Credit Facilities” means one or more of (i) the Credit Agreement and (ii) any other facilities or arrangements designated by the Company, in each case with one or more banks or other lenders or institutions, providing for revolving credit loans, term loans, receivables or fleet financings (including without limitation through the sale of receivables or fleet assets to such institutions or to special purpose entities formed to borrow from such institutions against such receivables or fleet assets or the creation of any Liens in respect of such receivables or fleet assets in favor of such institutions), letters of credit, debt securities or other Indebtedness, in each case, including all agreements, indentures, instruments and documents executed and delivered pursuant to or in connection with any of the foregoing, including but not limited to any notes and letters of credit issued pursuant thereto and any guarantee and collateral agreement, patent and trademark security agreement, mortgages or letter of credit applications and other guarantees, pledge agreements, security agreements and collateral documents, in each case as the same may be amended, supplemented, waived or otherwise modified from time to time, or refunded, refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time (whether in whole or in part, whether with the original banks, lenders or institutions or other banks, lenders or institutions or otherwise, and whether provided under any original credit agreement or one or more other credit agreements, indentures, financing agreements or other Credit Facilities or otherwise). Without limiting the generality of the foregoing, the term “Credit Facility” shall include any agreement (i) changing the maturity of any Indebtedness Incurred thereunder or contemplated thereby, (ii) adding Subsidiaries as additional borrowers or guarantors thereunder, (iii) increasing the amount of Indebtedness Incurred thereunder or available to be borrowed thereunder or (iv) otherwise altering the terms and conditions thereof.
“Default” means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.
“Disqualified Capital Stock” means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event (other than an event which would constitute a Change of Control), matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof (except, in each case, upon the occurrence of a Change of Control) on or prior to the final maturity date of the notes.
“Domestic Restricted Subsidiary” means a Restricted Subsidiary incorporated or otherwise organized or existing under the laws of the United States, any state thereof or any territory or possession of the United States.
“Earn-Outs” shall mean unsecured liabilities of the Company or a Restricted Subsidiary arising under an agreement to make any deferred payment as a part of the purchase price for a Permitted Acquisition, including performance bonuses or consulting payments in any related services, employment or similar agreement, in an amount that is subject to or contingent upon the revenues, income, cash flow or profits (or the like) of the target of such Permitted Acquisition.
“Equity Offering” means a public or private offering of Qualified Capital Stock of the Company other than:
(1)    public offerings with respect to the common stock of the Company registered on Form S-8;
(2)    the registration of common stock of the Company on Form S-4 issued in connection with acquisitions by the Company or any Subsidiary of the Company; and
(3)    issuances to any Subsidiary of the Company.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.
“fair market value” means, with respect to any asset or property, the price which could be negotiated in an arm’s-length, free-market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair market value shall be determined by the Board of Directors of the Company acting reasonably and in good faith and shall be evidenced by a Board Resolution of the Board of Directors of the Company delivered to the Trustee.
“Foreign Subsidiaries” means any Restricted Subsidiary that is not a Domestic Restricted Subsidiary.
“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect as of the Issue Date.
“guarantee” means, as to any Person, a guarantee, direct or indirect, in any manner, including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness of another Person, but excluding endorsements for collection or deposit in the normal course of business.
“Guarantor” means any Restricted Subsidiary of the Company that fully and unconditionally guarantees the payment of principal of, premium, if any, and accrued and unpaid interest on the Notes by executing and delivering to the Trustee a supplemental indenture, until such time as such Restricted Subsidiary is released from its Subsidiary Guarantee.
“Hedge Agreement” means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, commodity swap agreement, commodity cap agreement, commodity collar agreement, foreign exchange contract, currency swap agreement or similar agreement providing for the transfer or mitigation of interest rate, commodity price or currency risks either generally or under specific contingencies.
“Indebtedness” means with respect to any Person, without duplication:
(1)    all Obligations of such Person for borrowed money;
(2)    all Obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;
(3)    all Capitalized Lease Obligations of such Person;
(4)    all Obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all Obligations under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business that are not overdue by 90 days or more or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted);

(5)    all Obligations for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction;
(6)    guarantees and other contingent obligations in respect of Indebtedness referred to in clauses (1) through (5) above and clause (8) below;
(7)    all Obligations of any other Person of the type referred to in clauses (1) through (6) which are secured by any lien on any property or asset of such Person, the amount of such Obligation being deemed to be the lesser of the fair market value of such property or asset or the amount of the Obligation so secured;
(8)    all Obligations under Hedge Agreements of such Person; and
(9)    all Disqualified Capital Stock issued by such Person or any Preferred Stock of any Restricted Subsidiary with the amount of Indebtedness represented by such Disqualified Capital Stock or Preferred Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any.
For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Capital Stock or Preferred Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock or Preferred Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock or Preferred Stock, such fair market value shall be determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Capital Stock or Preferred Stock.
“Independent Financial Advisor” means a firm: (1) which does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in the Company; and (2) which, in the judgment of the Board of Directors of the Company, is otherwise independent and qualified to perform the task for which it is to be engaged.
“Investment” means, with respect to any Person, any direct or indirect loan or other extension of credit (including, without limitation, a guarantee) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any other Person. “Investment” shall exclude (i) extensions of trade credit by the Company and its Restricted Subsidiaries on commercially reasonable terms in accordance with normal trade practices of the Company or such Restricted Subsidiary, as the case may be; (ii) the acquisition of property and assets from suppliers and other vendors in the normal course of business and consistent with past practice; and (iii) prepaid expenses and workers’ compensation, utility, lease and similar deposits, in the normal course of business and consistent with past practice. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Common Stock of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Common Stock of such Restricted Subsidiary not sold or disposed of.
“Issue Date” the initial date on which the Notes are originally issued.
“Lien” means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).
“Net Cash Proceeds” means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (other than the portion of any such deferred payment constituting interest) received by the Company or any of its Restricted Subsidiaries from such Asset Sale net of:
(1)    reasonable out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions);

(2)    taxes paid or payable after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements;
(3)    repayment of Indebtedness that is secured by the property or assets that are the subject of such Asset Sale;
(4)    amounts required to be paid to any Person owning a beneficial interest in or having a Lien on the assets subject to the Asset Sale; and
(5)   appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale.
“Obligations” means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.
“Pari Passu Debt” means any Indebtedness of the Company that ranks pari passu in right of payment with the notes, as applicable.
“Permitted Acquisition” means any Acquisition so long as:
(1)    no Default or Event of Default shall have occurred and be continuing or would result from the consummation of the proposed Acquisition,
(2)    no Indebtedness will be incurred, assumed, or would exist with respect to the Company or any Restricted Subsidiary as a result of such Acquisition, other than (A) Indebtedness permitted under clause (7) of the definition of Permitted Indebtedness or (B) such Indebtedness is incurred in compliance with the test described in the first paragraph under “— Limitation on Incurrence of Additional Indebtedness”;
(3)    no Liens will be incurred, assumed, or would exist with respect to the assets of the Company or any Restricted Subsidiary as a result of such Acquisition other than Permitted Liens; and
(4)    the assets being acquired (other than a de minimis amount of assets in relation to the Company and its Restricted Subsidiaries’ total assets), or the Person whose Capital Stock is being acquired, constitute a Permitted Business.
“Permitted Business” means any business conducted by the Company on the Issue Date, any reasonable extension thereof, and any additional business reasonably ancillary, incidental, complementary or related to, or a reasonable extension, development or expansion of, the business conducted by the Company and the Restricted Subsidiaries on the Issue Date, in each case, as determined in good faith by the Board of Directors of the Company.
“Permitted Indebtedness” means, without duplication, each of the following:
(1)    Indebtedness under the notes issued on the Issue Date and, if applicable, any notes issued on the Additional Issue Date;
(2)    Indebtedness incurred pursuant to Credit Facilities, including the Credit Agreement, including any permitted refinancing thereof, in an aggregate principal amount at any time outstanding, including any permitted refinancing thereof, not to exceed the greater of (i) $285 million (or $310 million upon the exercise of the $25 million accordion increase under the Credit Agreement) less the amount of all required permanent repayments (which are accompanied by a corresponding permanent commitment reduction thereunder) and (ii) the Borrowing Base;
(3)    other Indebtedness of the Company and its Restricted Subsidiaries outstanding on the Issue Date, other than pursuant to clauses (1), (2), (24) and (25) of this definition, reduced by the amount of any scheduled amortization payments or mandatory prepayments when actually paid or permanent reductions thereon;

(4)    Permitted Purchase Money Indebtedness;
(5)    endorsement of instruments or other payment items for deposit;
(6)    Indebtedness consisting of (i) unsecured guarantees incurred in the ordinary course of business with respect to surety and appeal bonds, performance bonds, bid bonds, appeal bonds, completion guarantee and similar obligations; (ii) unsecured guarantees arising with respect to customary indemnification obligations to purchasers in connection with dispositions in the ordinary course of business; and (iii) unsecured guarantees with respect to Indebtedness of the Company or a Restricted Subsidiary, to the extent that the Person that is obligated under such guaranty could have incurred such underlying Indebtedness;
(7)    Acquired Indebtedness of the Company or any Restricted Subsidiary, including any permitted refinancing thereof, in an aggregate principal amount not to exceed $10.0 million outstanding at any one time and any refinancing thereof;
(8)   Indebtedness incurred in the ordinary course of business under performance, surety, statutory, or appeal bonds;
(9)    Indebtedness owed to any Person providing property, casualty, liability, or other insurance to the Company or any Restricted Subsidiary, so long as the amount of such Indebtedness is not in excess of the amount of the unpaid cost of, and shall be incurred only to defer the cost of, such insurance for the year in which such Indebtedness is incurred and such Indebtedness is outstanding only during such year;
(10)    Indebtedness under Hedge Agreements that are incurred for the bona fide purpose of hedging the interest rate, commodity, or foreign currency risks associated with Company and its Subsidiaries’ operations and not for speculative purposes as determined in good faith by the Board of Directors of the Company;
(11)    Indebtedness incurred in the ordinary course of business in respect of credit cards, credit card processing services, debit cards, stored value cards, commercial cards (including so-called “purchase cards”, “procurement cards” or “p-cards”), or Cash Management Services;
(12)    unsecured Subordinated Indebtedness owing to former employees, officers, or directors (or any spouses, ex-spouses, or estates of any of the foregoing) of the Company or any of its Subsidiaries or their authorized representatives upon the death, disability or termination of employment of such employees or termination of their seat on our Board of Directors, so long as (i) no Default or Event of Default has occurred and is continuing or would result from the incurrence of such Indebtedness and (ii) the aggregate amount of all such Indebtedness outstanding at any one time, including any refinancing thereof, does not exceed $250,000;
(13)    unsecured Indebtedness owing to sellers of assets or Capital Stock to the Company or a Restricted Subsidiary that is incurred by the Company or a Restricted Subsidiary in connection with the consummation of one or more Permitted Acquisitions so long as the aggregate principal amount for all such unsecured Indebtedness, including any refinancing thereof, does not exceed $15 million at any one time outstanding;
(14)    contingent liabilities in respect of any indemnification obligation, adjustment of purchase price, non-compete, or similar obligation of the Company or any Restricted Subsidiary Party incurred in connection with the consummation of one or more Permitted Acquisitions;
(15)    Guarantees of Indebtedness that qualify as Permitted Investments;
(16)    unsecured Indebtedness incurred in respect of netting services, overdraft protection, and other like services, in each case, incurred in the ordinary course of business,
(17)    unsecured Indebtedness of the Company or any Restricted Subsidiary in respect of Earn-Outs owing to sellers of assets or Capital Stock to the Company or a Restricted Subsidiary that is incurred in connection with the consummation of one or more Permitted Acquisitions;

(18)    accrual of interest, accretion or amortization of original issue discount, or the payment of interest in kind, in each case, on Indebtedness that otherwise constitutes Permitted Indebtedness;
(19)    (i) a guarantee by the Company of any Indebtedness of any Restricted Subsidiary, provided that such Indebtedness was incurred in accordance with the covenant described under “— Certain Covenants — Limitation on Incurrence of Additional Indebtedness” and (ii) a guarantee by any Restricted Subsidiary of any Indebtedness of the Company or any Restricted Subsidiary provided that (a) such Indebtedness was incurred in accordance with “— Certain Covenants — Limitation on Incurrence of Additional Indebtedness” and (b) in the case of a guarantee of Indebtedness of the Company, the Restricted Subsidiary concurrently guarantees the notes in accordance with the covenant described under “— Certain Covenants — Limitation on Subsidiary Guarantees of Company Indebtedness”;
(20)    the incurrence by the Company or any Restricted Subsidiary of Indebtedness in respect of workers’ compensation and claims arising under similar legislation, captive insurance companies, the financing of insurance premiums or pursuant to self-insurance obligations and not in connection with the borrowing of money or the obtaining of advances or credit;
(21)    Indebtedness of a Restricted Subsidiary to the Company or to a Restricted Subsidiary for so long as such Indebtedness is held by the Company or a Restricted Subsidiary or the holder of a Lien permitted under the Indenture, in each case subject to no Lien held by a Person other than the Company or a Restricted Subsidiary or the holder of a Lien permitted under the Indenture; provided that if as of any date any Person other than the Company or a Restricted Subsidiary or the holder of a Lien permitted under the Indenture owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness under this clause (21) by the issuer of such Indebtedness;
(22)    Indebtedness of the Company to a Restricted Subsidiary for so long as such Indebtedness is held by a Restricted Subsidiary or the holder of a Lien permitted under the Indenture, in each case subject to no Lien other than a Lien permitted under the Indenture; provided that (a) any Indebtedness of the Company to any Restricted Subsidiary is unsecured and subordinated, pursuant to a written agreement, to the Company’s obligations under the Indenture and the notes and (b) if as of any date any Person other than a Restricted Subsidiary or the holder of a Lien permitted under the Indenture owns or holds any such Indebtedness or any Person holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness under this clause (22) by the Company;
(23)    [Reserved]
(24)    Indebtedness incurred pursuant to the Master Lease Agreement number CML-3799A and CML-3799B dated April 28, 2017, and subsequent addenda thereto by and among Celtic Leasing Corp., Pac-Van, Inc. and Lone Star Tank Rental Inc. and any refinancings thereof in an aggregate amount at any time outstanding, including any refinancings thereof, not to exceed $5 million;
(25)    Indebtedness incurred pursuant to the Master Lease dated April 19, 2019, and subsequent supplements thereto by and among Wells Fargo Equipment Finance, Inc., Pac-Van, Inc. and Lone Star Tank Rental Inc.in an aggregate amount at any time outstanding, including any refinancings thereof, not to exceed $10 million;
(26)    Indebtedness in an aggregate principal amount at any one time outstanding, including any refinancing thereof, not to exceed $90 million;
(27)    Indebtedness consisting of (i) Acquired Indebtedness and/or (ii) Additional Notes or any unsecured Indebtedness of the Company represented by notes or bonds (A) with terms substantially identical to the notes (other than maturity date, interest rates, interest payment dates and redemption provisions) and (B) having a final maturity date no earlier that the final maturity date of the notes (and no optional redemption prior to the final maturity date of the notes), in all cases incurred by the Company to finance (or refinance within 180 days of the incurrence thereof of any Indebtedness incurred to finance) the acquisition of any assets used in a Permitted Business or all or substantially all of the Capital Stock of a Person engaged in a Permitted Business; provided that in the case of both clauses (i) and (ii) on the date of the incurrence (or refinancing) of such Indebtedness, after giving effect to the incurrence thereof and the use of proceeds therefrom, either
(a)    the Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the covenant described under “— Certain Covenants — Limitation on Incurrence of Additional Indebtedness” or
(b)    the Consolidated Fixed Charge Coverage Ratio of the Company would not be less than the Consolidated Fixed Charge Coverage Ratio of the Company immediately prior to the incurrence of such Indebtedness;
(28)    Refinancing Indebtedness; and
(29)    any other unsecured Indebtedness incurred by the Company or any of its Restricted Subsidiaries, including any permitted refinancing thereof in an aggregate outstanding amount not to exceed at any one time outstanding the greater of (x) $5.0 million and (y) 1% of Consolidated Assets of the Company (which amount may, but need not, be incurred in whole or in part under the Credit Agreement).
For purposes of determining compliance with the “Limitation on Incurrence of Additional Indebtedness” covenant, (1) in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (1) through (29) above or is entitled to be incurred pursuant to the Consolidated Fixed Charge Coverage Ratio provisions of such covenant, the Company shall, in its sole discretion, classify (or later reclassify) such item of Indebtedness in any manner that complies with the covenant described under “— Certain Covenants — Limitation on Incurrence of Additional Indebtedness”; provided that all Indebtedness outstanding under the Credit Agreement up to the maximum amount permitted under clause (2) of this definition above shall be deemed to have been incurred pursuant to clause (2) of this definition. For the avoidance of doubt the foregoing will not prohibit the Company or any of its Restricted Subsidiaries from incurring Indebtedness in an amount in excess of the amount permitted to be incurred under clause (2) so long as such Debt is otherwise Permitted Indebtedness; (2) the outstanding principal amount of any particular Indebtedness shall be counted only once and any obligations arising under any guarantee, lien, letter of credit or similar instrument supporting such Indebtedness shall be disregarded; (3) the maximum amount of Indebtedness that the Company or a Restricted Subsidiary may incur pursuant to the “Limitation on Incurrence of Additional Indebtedness” covenant shall not be deemed to be exceeded, with respect to any outstanding Indebtedness, due solely to the result of fluctuations in the exchange rates of currencies; and (4) the accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Capital Stock or Preferred Stock in the form of additional shares of the same class of Disqualified Capital Stock or Preferred Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Capital Stock or Preferred Stock for purposes of the covenant described under “— Certain Covenants — Limitation on Incurrence of Additional Indebtedness.”
“Permitted Investments” means:
(1)    Investments by the Company or any Restricted Subsidiary of the Company in any Person that is or will become immediately after such Investment a Restricted Subsidiary of the Company or that will merge or consolidate into the Company or a Restricted Subsidiary of the Company;
(2)    Investments in the Company by any Restricted Subsidiary of the Company;
(3)    investments in cash and Cash Equivalents;
(4)    loans and advances to employees, directors and officers of the Company and its Restricted Subsidiaries in the ordinary course of business for bona fide business purposes not in excess of $1.0 million at any one time outstanding;
(5)    Hedge Agreements entered into in the ordinary course of the Company’s or its Restricted Subsidiaries’ businesses and otherwise in compliance with the Indenture;

(6)    additional Investments in an aggregate principal amount not to exceed the greater of (x) $5.0 million and (y) 1.0% of Consolidated Assets of the Company at any one time outstanding; provided, that if an Investment is made pursuant to this clause in a Person that is not a Restricted Subsidiary and such Person subsequently becomes a Restricted Subsidiary or is subsequently designated a Restricted Subsidiary, such Investment, if applicable, shall thereafter be deemed to have been made pursuant to clause (1) or (2) above and not this clause;
(7)    investments in the notes and any other Indebtedness of the Company or any Restricted Subsidiary;
(8)    Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers or in good faith settlement of delinquent obligations of such trade creditors or customers;
(9)    Investments made by the Company or its Restricted Subsidiaries as a result of consideration received in connection with an Asset Sale made in compliance with “— Certain Covenants — Limitation on Asset Sales”;
(10)    Investments represented by guarantees of Indebtedness that are otherwise permitted under the Indenture;
(11)    Investments made by the Company or its subsidiaries in the Capital Stock of Royal Wolf Holdings Limited;
(12)    Investments the payment for which is Qualified Capital Stock of the Company; and
(13)    Investments in existence on the date of the Indenture and an Investment in any Person to the extent such Investment replaces or refinances an Investment in such Person existing on the date of the Indenture in an amount not exceeding the amount of the Investment being replaced or refinanced; provided, however, that the new Investment is on terms and conditions no less favorable to the Company and its Restricted Subsidiaries than the Investment being renewed or replaced.
“Permitted Liens” means the following types of Liens:
(1)    Liens for taxes, assessments or governmental charges or claims either (a) not delinquent or (b) contested in good faith by appropriate proceedings and as to which the Company or its Restricted Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;
(2)    statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;
(3)    Liens incurred or deposits made in the ordinary course of business in connection with the financing of insurance premiums and workers’ compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, warranty requirements, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);
(4)    judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;
(5)    easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

(6)    any interest or title of a lessor under any Capitalized Lease Obligation; provided that such Liens do not extend to any property or assets which is not leased property subject to such Capitalized Lease Obligation other than proceeds thereof;
(7)    Liens securing Purchase Money Indebtedness incurred or in the ordinary course of business; provided, however, that (a) such Purchase Money Indebtedness shall not exceed the purchase price or other cost of such property or equipment and shall not be secured by any property or equipment of the Company or any Restricted Subsidiary of the Company other than the property and equipment so acquired and (b) the Lien securing such Purchase Money Indebtedness shall be created within 90 days of such acquisition;
(8)    Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of letters of credit or bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;
(9)    Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;
(10)    Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Company or any of its Restricted Subsidiaries, including rights of offset and set-off;
(11)    Liens securing Hedge Agreements which Hedge Agreements relate to Indebtedness that is otherwise permitted under the Indenture;
(12)    Liens securing Acquired Indebtedness incurred in accordance with the covenant described under “— Certain Covenants — Limitation on Incurrence of Additional Indebtedness”; provided that:
(a)    such Liens secured such Acquired Indebtedness at the time of and prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company and were not granted in connection with, or in anticipation of, the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company, and
(b)    such Liens do not extend to or cover any property or assets of the Company or of any of its Restricted Subsidiaries other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of the Company or a Restricted Subsidiary of the Company and are no more favorable to the lienholders than those securing the Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company;
(13)    Liens on assets of a Restricted Subsidiary of the Company that is not a guarantor of the notes to secure Indebtedness of such Restricted Subsidiary that is otherwise permitted under the Indenture;
(14)    leases, subleases, licenses and sublicenses granted to others that do not materially interfere with the ordinary cause of business of the Company and its Restricted Subsidiaries;
(15)    banker’s Liens, rights of setoff and similar Liens with respect to cash and Cash Equivalents on deposit in one or more bank accounts in the ordinary course of business;
(16)    Liens arising from filing Uniform Commercial Code financing statements regarding leases;
(17)    Liens in favor of customs and revenue authorities arising as a matter of law to secure payments of customs duties in connection with the importation of goods;
(18)    other Liens securing obligations or Indebtedness for borrowed money with respect to property or assets with an aggregate fair market value (valued at the time of creation thereof) of not more than $10.0 million at any time in the aggregate;

(19)    Liens securing Obligations under clause (2) of the definition of Permitted Indebtedness;
(20)    Liens securing Obligations under clause (26) of the definition of Permitted Indebtedness
(21)    Liens on the assets of any Restricted Subsidiary that is not a Guarantor of the notes securing Indebtedness of such Restricted Subsidiary; and
(22)    deposits made in the ordinary course of business to secure liability to insurance carriers.
“Person” means an individual, partnership, corporation, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.
“Preferred Stock” of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.
“Permitted Purchase Money Indebtedness” means, as of any date of determination, Indebtedness incurred after the Issue Date and at the time of, or within 20 days after, the acquisition of any fixed assets for the purpose of financing all or any part of the acquisition cost thereof, in an aggregate principal amount outstanding at any one time outstanding, including permitted refinancings thereof, not in excess of $3 million.
“Qualified Capital Stock” means any Capital Stock that is not Disqualified Capital Stock.
“Reference Treasury Dealer” means a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”) chosen by the Company; provided that if such dealer shall cease to be a Primary Treasury Dealer, the Company shall substitute therefor another Primary Treasury Dealer.
“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company by such Reference Treasury Dealer at 5:00 p.m. (New York City time) on the third business day preceding such Redemption Date.
“Refinance” means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. “Refinanced” and “Refinancing” shall have correlative meanings.
“Refinancing Indebtedness” means any Refinancing by the Company or any Restricted Subsidiary of Indebtedness incurred in accordance with the covenant described under “— Certain Covenants — Limitation on Incurrence of Additional Indebtedness” or described in clauses (1), (2), (3), (4), (7), (12), (13), (24), (25), (26), (27), (28) and (29) of the definition of Permitted Indebtedness), in each case that does not:
(1)    result in an increase in the aggregate principal amount of Indebtedness of such Person as of the date of such proposed Refinancing above the sum of (i) the aggregate principal amount of such Indebtedness, plus (ii) the accrued interest on and amount of any premium required to be paid under the terms of the instrument governing such Indebtedness, plus (iii) the amount of reasonable expenses incurred by the Company in connection with such Refinancing; or
(2)    create Indebtedness with: (a) a Weighted Average Life to Maturity that is less than the shorter of (I) the Weighted Average Life to Maturity of the Indebtedness being Refinanced or (II) 91 days after the Weighted Average Life to Maturity of the notes; or (b) a final maturity earlier than the earlier of (I) the final maturity of the Indebtedness being Refinanced and (II) 91 days after the maturity date of the notes;
provided that (x) if such Indebtedness being Refinanced is Indebtedness solely of the Company (and is not otherwise guaranteed by a Restricted Subsidiary of the Company), then such Refinancing Indebtedness shall be Indebtedness solely of the Company and (y) if such Indebtedness being Refinanced is subordinate or junior to the notes, then such Refinancing Indebtedness shall be subordinate to the notes at least to the same extent and in the same manner as the Indebtedness being Refinanced.

“Restricted Subsidiary” means any Subsidiary that has not been designated as an “Unrestricted Subsidiary” in accordance with the Indenture.
“Sale and Leaseback Transaction” means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to the Company or a Restricted Subsidiary of any property, whether owned by the Company or any Restricted Subsidiary at the Issue Date or later acquired, which has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such Property.
“Significant Subsidiary,” with respect to any Person, means any Subsidiary of such Person that satisfies the criteria for a “significant subsidiary” set forth in Rule 1.02(w) of Regulation S-X under the Exchange Act.
“Subordinated Indebtedness” means Indebtedness of the Company that is subordinated or junior in right of payment to the notes.
“Subsidiary,” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person.
“Subsidiary Guarantee” means any guarantee of the Securities by any Restricted Subsidiary.
“Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to the yield to maturity of the Comparable Treasury Issue, compounded semi-annually, assuming a price for such Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.
“Unrestricted Subsidiary” means:
(1)    unless otherwise designated by the Company’s Board of Directors, Royal Wolf Holdings Limited, an Australian corporation, and its subsidiaries;
(2)    any Subsidiary of the Company that at the time of determination shall be or continue to be designated an Unrestricted Subsidiary by the Board of Directors of the Company in the manner provided below; and
(3)    any Subsidiary of an Unrestricted Subsidiary.
The Board of Directors may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided that:
(1)    the Company certifies to the Trustee that such designation complies with “— Certain Covenants — Limitation on Liens”; and
(2)    each Subsidiary to be so designated and each of its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Company or any of its Restricted Subsidiaries.
For purposes of making the determination of whether any such designation of a Subsidiary as an Unrestricted Subsidiary complies with the covenant described under “— Certain Covenants — Limitation on Restricted Payments,” the portion of the fair market value of the net assets of such Subsidiary of the Company at the time that such Subsidiary is designated as an Unrestricted Subsidiary that is represented by the interest of the Company and its Restricted Subsidiaries in such Subsidiary, in each case as determined in good faith by the Board of Directors of the Company, shall be deemed to be an Investment. Such designation will be permitted only if such Investment would be permitted at such time under the “Limitation on Restricted Payments” covenant.
The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary only if:
(1)    immediately after giving effect to such designation, the Company is able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with the covenant described under “— Certain Covenants — Limitation on Incurrence of Additional Indebtedness”; and
(2)    immediately before and immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing.
Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an officers’ certificate certifying that such designation complied with the foregoing provisions.
“Voting Stock” of any specified Person as of any date means the capital stock of such Person that is at the time entitled to vote generally in the election of the board of directors of such Person.
“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding aggregate principal amount of such Indebtedness into (b) the sum of the total of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.
“Wholly Owned Restricted Subsidiary” of any Person means any Wholly Owned Subsidiary of such Person which at the time of determination is a Restricted Subsidiary of such Person.
“Wholly Owned Subsidiary” of any Person means any Subsidiary of such Person of which all the outstanding voting securities (other than in the case of a foreign Subsidiary, directors’ qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) are owned by such Person or any Wholly Owned Subsidiary of such Person.
Book-Entry System; Delivery and Form
The notes will be issued only in book-entry form through the facilities of The Depository Trust Company (the “Depositary”) and will be in denominations of $25 and integral multiples of $25 in excess thereof. The notes will be represented by a Global Security (the “Global Security”) and will be registered in the name of a nominee of the Depositary.
The Depositary has advised the Company that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of section 17A of the Exchange Act. The Depositary holds securities that its participants deposit with the Depositary. The Depositary also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in its participants’ accounts, thereby eliminating the need for physical movement of securities. The Depositary’s participants include securities brokers and dealers (including the underwriters), banks, trust companies, clearing corporations, and certain other organizations. The Depositary is owned by The Depository Trust & Clearing Corporation, which is owned by the users of its regulated subsidiaries. Access to the Depositary’s system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Persons who are not participants may beneficially own securities held by the Depositary only through participants. The rules applicable to the Depositary and its participants are on file with the SEC.

Upon the issuance of the Global Security, the Depositary will credit its participants’ accounts on its book- entry registration and transfer system with their respective principal amounts of the notes represented by such Global Security. The underwriters designate which participants’ accounts will be credited. The only persons who may own beneficial interests in the Global Security will be the Depositary’s participants or persons that hold interests through such participants. Ownership of beneficial interests in such Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depositary or its nominee (with respect to interests of its participants), and on the records of its participants (with respect to interests of persons other than such participants). The laws of some jurisdictions may require that some purchasers of securities take physical delivery of those securities in definitive form. These limits and laws may impair your ability to transfer your interest in the notes.
So long as the Depositary or its nominee is the registered owner of the Global Security, the Depositary or its nominee will be considered the sole owner or holder of the notes represented by such Global Security for all purposes under the notes and the Indenture. Except as provided below or as the Company may otherwise agree in its sole discretion, owners of beneficial interests in a Global Security will not be entitled to have notes represented by the Global Security registered in their names, will not receive or be entitled to receive physical delivery of notes in definitive form and will not be considered the owners or holders thereof under the Indenture. Accordingly, each person owning a beneficial interest in the Global Security must rely on the procedures of the Depositary and, if that person is not a participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder under the Indenture.
Principal and interest payments on notes registered in the name of the Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner of the Global Security representing such notes. None of the Company, the Trustee, any paying agent or the registrar for the notes will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in such Global Security for such notes or for maintaining, supervising or reviewing any records relating to such beneficial interests.
We expect that the Depositary for the notes or its nominee, upon receipt of any payment of principal or interest, will credit immediately its participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the Global Security for such notes as shown on the records of the Depositary or its nominee. We also expect that payments by such participants to owners of beneficial interests in such Global Security held through such participants will be governed by standing instructions and customary practices. These payments will be the responsibility of the participants. The Global Security may not be transferred except as a whole to the Depositary, to another nominee of the Depositary or to a successor Depositary selected or approved by the Company or to a nominee of that successor Depositary. A Global Security is exchangeable for definitive notes in registered form in authorized denominations only if:
•
the Depositary notifies the Company that it is unwilling or unable to continue as Depositary and a successor Depositary is not appointed by the Company within 90 days;

•
the Depositary ceases to be a clearing agency registered or in good standing under the Exchange Act, or other applicable statute or regulation and a successor corporation is not appointed by the Company within 90 days; or

•
the Company, in its sole discretion and subject to the procedures of the Depositary, determine not to require that all of the notes be represented by a Global Security.

MATERIAL FEDERAL INCOME TAX CONSIDERATIONS
General
The following is a general discussion of certain U.S. federal income tax considerations relating to the purchase, ownership and disposition of the notes by a holder who acquired the notes pursuant to this offering. This discussion is based upon the Code, existing and proposed Treasury Regulations, and judicial decisions and administrative interpretations thereunder, as of the date hereof, all of which are subject to change, possibly with retroactive effect, or differing interpretations. We cannot assure you that the IRS will not challenge one or more of the tax considerations described below. We have not obtained, and do not intend to obtain, a ruling from the IRS or an opinion of counsel with respect to the U.S. federal tax considerations relevant to acquiring, holding or disposing of the notes.
In this discussion, we do not purport to address all of the tax considerations that may be relevant to a particular holder of the notes in light of that holder’s circumstances or to certain categories of investors (such as financial institutions, insurance companies, tax-exempt organizations, dealers or traders in securities or currencies, partnerships or other pass-through entities and investors therein, U.S. expatriates, persons subject to alternative minimum tax, holders of Senior Notes due 2021 that are redeemed or persons who hold the notes as part of a hedge, a straddle or a conversion transaction within the meaning of Section 1258 of the Code, a constructive sale transaction within the meaning of Section 1259 of the Code, an integrated transaction or other risk reduction transactions, and U.S. Holders (as defined below) whose “functional currency” is not the U.S. dollar) that may be subject to special rules. This discussion is limited to initial holders who purchase the notes for cash in the initial offering at the original offering price and who hold the notes as capital assets. This discussion also does not address the tax considerations arising under the laws of any foreign, state or local jurisdiction, or any U.S. federal tax law other than income tax law (such as estate and gift tax law).
For purposes of this discussion, the term “U.S. Holder” means a beneficial owner of a note that, for U.S. federal income tax purposes, is:
(A)
an individual who is a citizen or resident of the United States;

(B)
a corporation, which is created or organized under the laws of the United States, any state thereof or the District of Columbia;

(C)
an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

(D)
a trust, if a court within the United States is able to exercise primary supervision over such trust’s administration and one or more U.S. persons have the authority to control all substantial decisions of such trust, or if the trust has made a valid election to be treated as a U.S. person.

As used herein, the term “Non-U.S. Holder” means a beneficial owner of a note that, for U.S. federal income tax purposes, is an individual, corporation, estate or trust that is not a U.S. Holder.
If an entity or arrangement taxable as a partnership holds the notes, the tax treatment of a partner will generally depend on the status of the partner and on the activities of the partnership. If you are a partner in a partnership considering an investment in the notes, you should consult your own tax advisors.
THIS DISCUSSION IS FOR INFORMATION PURPOSES ONLY AND IS NOT INTENDED AS TAX ADVICE. YOU SHOULD CONSULT YOUR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSIDERATIONS TO YOU OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES, INCLUDING THE EFFECT AND APPLICABILITY OF STATE, LOCAL, FOREIGN OR OTHER FEDERAL TAX LAWS OR ANY TAX TREATY.
Effect of Certain Contingencies
We may be obligated to pay holders amounts in excess of the stated interest and principal payable on the notes, as described under “Description of Notes — Optional Redemption” and “ — Offer to Purchase Upon Change of Control.” The obligation to make such contingent payments may implicate the provisions of

Treasury regulations governing “contingent payment debt instruments.” If the notes were treated as contingent payment debt instruments, holders subject to U.S. federal income taxation generally would be required to treat any gain recognized on the sale or other disposition of a note as interest income rather than a capital gain, and the timing and amount of income inclusions on the note may also be adversely affected. Under applicable Treasury regulations, one or more contingencies will not cause a debt instrument to be treated as a contingent payment debt instrument if, based on all the facts and circumstances as of the issue date, such contingency or contingencies, in the aggregate are “remote” or “incidental.” We intend to take the position, and assume in this discussion, that the likelihood that contingent payments will be made on the notes is remote and/or that such payments are incidental in the aggregate and, therefore, that the notes are not contingent payment debt instruments within the meaning of applicable Treasury regulations. Under such position, if we make any such contingent payments the timing and amount of income inclusions on the note may be adversely affected. Our position is binding on a holder that is subject to U.S. federal income taxation, unless such holder discloses a contrary position in the manner that is required by applicable Treasury regulations. Holders should consult their own tax advisors regarding the possible application of the contingent payment debt instrument rules to the notes.
U.S. Holders
Payments of Stated Interest
Stated interest on the notes will generally be taxable to a U.S. Holder as ordinary interest income at the time it is paid or accrued in accordance with such U.S. Holder’s regular method of accounting for U.S. federal income tax purposes.
Original Issue Discount
A note will be treated as having been issued with original issue discount (“OID”) for U.S. federal income tax purposes if the stated principal amount of the note exceeds its “issue price” by more than a statutorily defined de minimis amount. The amount of OID will be de minimis if the discount is less than the product of one-fourth of one percent (0.25%) of the stated redemption price at maturity of the notes multiplied by the number of full years to their maturity. U.S. Holders of notes generally must include OID in gross income (as ordinary income) for U.S. federal income tax purposes on an annual basis under a constant yield accrual method regardless of their regular method of tax accounting. As a result, U.S. Holders may be required to include OID in income in advance of the receipt of cash attributable to such income. The issue price of a note is the first price at which a substantial amount of the existing notes were sold for cash (excluding sales to bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers.
The rules regarding OID are complex. U.S. Holders should consult their own tax advisors regarding the consequences of OID.
Premium
A U.S. Holder of a note that purchases the note at a cost greater than its principal amount will be considered to have purchased the note at a premium, and may elect to amortize such premium (as an offset to interest income), using a constant-yield method, over the remaining term of the note. Such election, once made, generally applies to all bonds held or subsequently acquired by the U.S. Holder on or after the first taxable year to which the election applies and may not be revoked without the consent of the IRS. A U.S. Holder that elects to amortize such premium must reduce its tax basis in a note by the amount of the premium amortized during its holding period. With respect to a U.S. Holder that does not elect to amortize bond premium, the amount of bond premium will be included in the U.S. Holder’s tax basis when the note matures or is disposed of by the U.S. Holder. Therefore, a U.S. Holder that does not elect to amortize such premium and that holds the note to maturity generally will be required to treat the premium as capital loss when the note matures.
Sale, Exchange, Retirement, Redemption or Other Taxable Disposition of the Notes
Upon the sale, exchange, retirement, redemption or other taxable disposition of a note, a U.S. Holder generally will recognize gain or loss in an amount equal to the difference, if any, between the amount realized on the sale, exchange, retirement, redemption or other taxable disposition (other than amounts attributable to accrued and unpaid interest which, to the extent not previously included in income, will be treated as interest paid on the notes) and the U.S. Holder’s adjusted tax basis in the note. A U.S. Holder’s adjusted tax basis in a note will generally equal the amount such U.S. Holder paid for the note.
Any gain or loss recognized on the disposition of a note generally will be capital gain or loss, and will be long-term capital gain or loss if, at the time of the disposition, the U.S. Holder held the note for a period of more than one year. Long-term capital gain realized by a non-corporate U.S. Holder generally will be subject to a maximum tax rate of 20 percent. Corporate U.S. Holders generally are taxed on their net capital gains at regular corporate income tax rates. The deductibility of capital losses is subject to limitations.
Medicare Contribution Tax on Unearned Income
Certain U.S. Holders who are individuals, estates or trusts are subject to a 3.8% Medicare surtax on the lesser of (1) such U.S. Holder’s net investment income (in the case of individuals) or undistributed net investment income (in the case of estates and trusts) (which includes, among other things, any interest payments and proceeds from the sale or other taxable disposition of the notes) for the relevant taxable year and (2) the excess of the U.S. Holder’s modified gross income (in the case of individuals) or adjusted gross income (in the case of estates and trusts) for the taxable year over a certain threshold. U.S. Holders should consult their tax advisors regarding the effect, if any, of this Medicare surtax on their ownership and disposition of the shares.
Backup Withholding and Information Reporting
Under the Code, a U.S. Holder may be subject, in certain circumstances, to information reporting and/or backup withholding with respect to certain interest payments made on or with respect to the notes and proceeds from a sale, exchange, retirement, redemption, or other taxable disposition of the notes. This withholding applies only if a U.S. Holder (i) fails to furnish the U.S. Holder’s taxpayer identification number (“TIN”) (which for an individual is a social security number) within a reasonable time after a request therefor, (ii) furnishes an incorrect TIN, (iii) is notified by the IRS that the U.S. Holder is subject to backup withholding due to a prior failure to report interest or dividends properly, or (iv) fails, under certain circumstances, to provide a certified statement, signed under penalty of perjury, that the TIN provided is correct and that the U.S. Holder has not been notified by the IRS that the U.S. Holder is subject to backup withholding. To prevent backup withholding, the U.S. Holder or other payee is required to properly complete IRS Form W-9. These requirements generally do not apply with respect to certain holders, including tax-exempt organizations and certain financial institutions.
The backup withholding rate is currently 24%. Backup withholding is not an additional federal income tax. Any amount withheld from a payment under the backup withholding rules is allowable as a credit against your U.S. federal income tax liability (and may entitle you to a refund), provided that the required information is timely furnished to the IRS. A U.S. Holder should consult the U.S. Holder’s own tax advisor as to the U.S. Holder’s qualification for exemption from backup withholding and the procedure for obtaining such exemption.
Non-U.S. Holders
Payments of Interest
Subject to the discussions of backup withholding and FATCA below, interest income (including any OID) of a Non-U.S. Holder that is not effectively connected with a U.S. trade or business will generally be subject to withholding at a rate of 30% or, if applicable, a lower rate specified by a treaty. However, the 30% U.S. federal tax withholding will not apply to any payment to a Non-U.S. Holder of interest on the notes under the “portfolio interest exemption,” provided that such interest is not effectively connected with a U.S. trade or business and provided that the Non-U.S. Holder:
(A)
does not actually (or constructively) own 10% or more of the total combined voting power of all classes of our voting stock;

(B)
is not a controlled foreign corporation that is related to us within the meaning of section 864(d)(4) of the Code;

(C)
is not a bank whose receipt of interest on the notes is pursuant to a loan agreement entered into in the ordinary course of business; and

(D)
certifies on IRS Form W-8BEN or other successor form, under penalties of perjury, that it is not a U.S. person for U.S. federal income tax purposes and provides its name and address, and (i) the Non-U.S. Holder files IRS Form W-8BEN or other successor form with the withholding agent or (ii) in the case of a note held on the Non-U.S. Holder’s behalf by a securities clearing organization, bank or other financial institution holding customers’ securities in the ordinary course of its trade or business, the financial institution files with the withholding agent a statement that it has received the IRS Form W-8BEN or other successor form from the holder and furnishes the withholding agent with a copy thereof; provided that a foreign financial institution will fulfill the certification requirement by filing IRS Form W-8IMY or other successor form if it has entered into an agreement with the IRS to be treated as a qualified intermediary. A Non-U.S. Holder should consult its own tax advisor regarding possible additional reporting requirements.

If a Non-U.S. Holder cannot satisfy the requirements described above, payments of interest made to it will be subject to the 30% U.S. federal withholding tax, unless the Non-U.S. Holder provides us with a properly executed (i) IRS Form W-8BEN (or successor form) claiming an exemption from (or a reduction of) withholding under the benefit of a tax treaty and stating its taxpayer identification number or (ii) IRS Form W-8ECI (or successor form) stating that payments on the notes are not subject to such withholding because such payments are effectively connected with its conduct of a trade or business in the United States, as discussed below.
Sale, Exchange, Retirement, Redemption or Other Taxable Disposition of the Notes
Subject to the discussion of backup withholding below, any gain realized by a Non-U.S. Holder on the sale, exchange, retirement, redemption or other taxable disposition of the notes generally will not be subject to U.S. federal income tax unless:
•
the gain is effectively connected with the conduct of a trade or business in the United States by the Non-U.S. Holder (and, if a tax treaty applies, such gain is attributable to a permanent establishment in the United States); or

•
the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met.

If you are a Non-U.S. Holder described in the first bullet point above, you generally will be subject to U.S. federal income tax on such gain on a net basis in the same manner as a U.S. Holder (See “— Income Effectively Connected with a Trade or Business within the United States”). If you are a Non-U.S. Holder described in the second bullet point above, unless an applicable income tax treaty provides otherwise, you will be subject to a flat 30% U.S. federal income tax on the capital gain derived from the sale or other disposition, which may be offset by certain U.S. source capital losses. If a Non-U.S. Holder described in the second bullet point sells, exchanges, redeems or otherwise disposes of a note through a U.S. office of a broker, such Non-U.S. Holder may be subject to backup withholding unless the Non-U.S. Holder provides the broker with the appropriate IRS Form (See “Consequences to Non-U.S. Holders — Information Reporting and Backup Withholding”).
Income Effectively Connected with a Trade or Business within the United States
If a Non-U.S. Holder is engaged in a trade or business in the United States and interest on the notes or gain from a sale, exchange, retirement, redemption or other taxable disposition of the notes is effectively connected with the conduct of that trade or business (and, if a tax treaty applies, is attributable to a permanent establishment in the United States), the Non-U.S. Holder will be subject to U.S. federal income tax on the interest or gain on a net income basis in generally the same manner as if it were a U.S. Holder. See “— Consequences to U.S. Holders.” In that case, the Non-U.S. Holder would not be subject to the 30% U.S. federal withholding tax and would be required to provide to the withholding agent a properly executed

IRS Form W-8ECI or other successor form. In addition, a Non-U.S. Holder that is a corporation for U.S. federal income tax purposes may be subject to a branch profits tax with respect to such holder’s effectively connected earnings and profits (subject to adjustments) at a rate of 30% (or at a reduced rate under an applicable income tax treaty).
Backup Withholding and Information Reporting
If a Non-U.S. Holder provides the applicable IRS Form W-8BEN, IRS Form W-8IMY or other applicable form, together with all appropriate attachments, signed under penalties of perjury, identifying the Non-U.S. Holder and stating that the Non-U.S. Holder is not a U.S. person, the Non-U.S. Holder will not be subject to IRS reporting requirements or U.S. backup withholding with respect to interest payments on the notes.
Under current Treasury regulations, payments on the sale, exchange, retirement, redemption or other taxable disposition of a note made to or through a U.S. office of a broker generally will be subject to information reporting and backup withholding unless the holder either certifies its status as a Non-U.S. Holder under penalties of perjury on the applicable IRS Form W-8BEN, IRS Form W-8IMY or other applicable form (as described above) or otherwise establishes an exemption. The payment of the proceeds of the disposition of a note by a Non-U.S. Holder to or through a non-U.S. office of a non-U.S. broker will not be subject to backup withholding or information reporting unless the non-U.S. broker is a “U.S. Related Person” (as defined below). The payment of proceeds of the disposition of a note by a Non-U.S. Holder to or through a non-U.S. office of a U.S. broker or a U.S. Related Person generally will not be subject to backup withholding but will be subject to information reporting unless the holder certifies its status as a Non-U.S. Holder under penalties of perjury or the broker has certain documentary evidence in its files as to the Non-U.S. Holder’s foreign status and has no actual knowledge or reason to know that such holder is a U.S. person.
For this purpose, a “U.S. Related Person” is (i) a “controlled foreign corporation” for U.S. federal income tax purposes, (ii) a foreign person 50% or more of whose gross income from all sources for a specified three-year period is derived from activities that are effectively connected with the conduct of a U.S. trade or business or (iii) a foreign partnership with certain connections to the United States.
Backup withholding is not an additional tax and may be refunded (or credited against the holder’s U.S. federal income tax liability, if any), provided that certain required information is timely furnished to the IRS. The information reporting requirements may apply regardless of whether withholding is required. Copies of the information returns reporting such interest or gain and any withholding also may be made available to the tax authorities in the country in which a Non-U.S. Holder is a resident under the provisions of an applicable income tax treaty or agreement.
FATCA
Sections 1471-1474 of the Code (known as FATCA) impose certain due diligence and information reporting requirements with respect to accounts held through foreign financial institutions. A 30% U.S. federal withholding tax applies to interest income from debt obligations of U.S. issuers, and a 30% U.S. withholding tax applies to the gross proceeds from a disposition of such obligations, in each case, where paid to a foreign financial institution (including in certain instances where such institution is acting as an intermediary), unless such institution enters into an agreement with the U.S. Treasury Department to collect and provide to the Treasury Department substantial information regarding U.S. account holders, including certain account holders that are foreign entities with U.S. owners, with such institution. The 30% U.S. federal withholding tax also applies to interest income from such obligations and on the gross proceeds from the disposition of such obligations paid to a non-financial foreign entity (including in certain instances where such entity is acting as an intermediary) unless such entity provides the withholding agent with a certification that it does not have any substantial U.S. owners or a certification identifying the direct and indirect substantial U.S. owners of the entity. Proposed regulations eliminate the original requirement under FATCA to withhold from the gross proceeds from the disposition of financial instruments, and such proposed regulations may be relied upon pending their finalization.Under certain circumstances, a holder may be eligible for refunds or credits of such taxes.

Application of this withholding tax does not depend on whether the payment otherwise would be exempt from U.S. federal withholding tax under an exemption described under “— Consequences to Non-U.S. Holders.” In the event that this withholding tax shall be imposed on any payment of interest on, or gross proceeds from the disposition or redemption of, a Note, we have no obligation to pay additional amounts as a consequence thereof or to redeem the Notes before their stated maturity. Investors are urged to consult with their own tax advisors regarding the possible implications of FATCA on their investment in the notes.

UNDERWRITING
D.A. Davidson & Co., B. Riley Securities, Inc. and Janney Montgomery Scott LLC are acting as the representatives of the underwriters of this offering. Subject to the terms and conditions in the underwriting agreement among us and the underwriters, each of the underwriters has agreed, severally and not jointly, to purchase from us, and we have agreed to sell to the underwriters, the aggregate principal amount of notes set opposite its name below.
Underwriter	Principal Amount
D.A. Davidson & Co.	$29,100,000
B. Riley Securities, Inc.	$11,100,000
Janney Montgomery Scott LLC	$5,400,000
William Blair & Company	$9,000,000
National Securities Corporation	$2,400,000
Wedbush Securities Inc.	$3,000,000
Total	$60,000,000
The underwriting agreement provides that the several obligations of the underwriters to purchase the notes included in this offering are subject to approval of legal matters by counsel and to other conditions. Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the notes sold under the underwriting agreement if any of the notes are purchased. If an underwriter defaults, the underwriting agreement provides that, under the circumstances, the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.
The underwriters propose to offer some of the notes directly to the public at the public offering price set forth on the cover page of this prospectus supplement and some of the notes to dealers at the public offering price less a concession not to exceed $0.50 per note. After the initial offering of the notes to the public, the underwriters may change the public offering price and concessions. No such change shall change the amount of proceeds to be received by us as set forth on the cover page of this prospectus supplement.
We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.
The amount of the underwriting discount (expressed as a percentage of the principal amount of the notes) to be paid by us to the underwriters in connection with this offering is 3.50%.
We have granted the underwriters an option, to purchase up to an additional $9,000,000 aggregate principal amount of notes at the public offering price set forth on the cover page of this prospectus supplement less the underwriting discount, within 30 days from the date of this prospectus supplement solely to cover over- allotments, if any. If the underwriter’s option is exercised in full, the total price to the public would be $69,000,000, the total underwriting discount would be $2,415,000 and total proceeds, before deducting expenses, to us would be $66,585,000.
Subject to certain exceptions, we have agreed not to directly or indirectly, offer, pledge, sell, contract to sell, grant any option for the sale of, or otherwise transfer or dispose of, any debt securities issued or guaranteed by the Company or any securities convertible into, or exercisable or exchangeable for, debt securities issued or guaranteed by the Company or file any registration statement under the Securities Act with respect to any of the foregoing for a period of 30 days after the date of this prospectus supplement without first obtaining the written consent of the representative of the underwriters. This consent may be given at any time without public notice.
Prior to this offering, there has been no public market for the notes. We intend to apply to list the notes on The Nasdaq Global Market under the symbol “GFNSZ.” If the application is approved, we expect trading in the notes on The Nasdaq Global Market to begin within 30 days after the original issue date. In order to meet one of the requirements for listing the notes, the underwriters will undertake to sell the notes to a minimum of 400 beneficial holders.
The notes are a new issue of securities with no established trading market. The representative of the underwriters has advised us that it intends to make a market in the notes but is not obligated to do so and may discontinue market making at any time without notice. Neither we nor the underwriters can assure you that the trading market for the notes will be liquid.
In connection with this offering, the underwriters may purchase and sell notes in the open market. These transactions may include over-allotment, covering transactions and stabilizing transactions. Over-allotment involves sales of notes in excess of the principal amount of notes to be purchased by the underwriters in the offering, which creates a short position. Covering transactions involve purchase of the notes in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions consist of certain bids or purchases of notes made for the purpose of preventing or retarding a decline in the market price of the notes while the offering is in progress.
Any of these activities may have the effect of preventing or retarding a decline in the market price of the notes. They may also cause the price of the notes to be higher than the price that otherwise would exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over- the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.
We estimate that our total expenses for this offering, excluding the underwriting discount described above and the structuring fee, will be approximately $500,000 and will be payable by us. We have also agreed to pay D.A. Davidson & Co. and B. Riley Securities, Inc. a structuring fee of $200,000 for evaluation, analysis and structuring of the notes.
We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act or to contribute to payments the underwriters may be required to make because of any of these liabilities.
The underwriters may, from time to time, engage in transactions with, and perform services for, us in the ordinary course of their business.
In addition, in the ordinary course of their respective business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
A prospectus in electronic format may be made available on the Internet sites or through other online services maintained by one or more of the underwriters and/or selling group members participating in this offering, or by their affiliates. In those cases, prospective investors may view offering terms online and, depending upon the particular underwriter or selling group member, prospective investors may be allowed to place orders online. The underwriters may agree with us to allocate a limited principal amount of the notes for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations.
Other than the prospectus in electronic format, information contained in any other website maintained by an underwriter or selling group member is not part of this prospectus supplement, the accompanying prospectus or the registration statement of which this prospectus supplement and the accompany prospectus forms a part, has not been endorsed by us and should not be relied on by investors in deciding whether to purchase any notes.
It is expected that delivery of the notes will be made on or about the date specified on the cover page of this prospectus supplement, which will be the fifth business day following the date of this prospectus supplement. Under Rule 15c6-1 of the SEC under the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, the purchasers who wish to trade notes on the date of this prospectus supplement or the next succeeding business day will be required to specify an alternate settlement cycle at the time of any such trade to prevent failed settlement. Purchasers of notes who wish to trade notes on the date of this prospectus supplement or the next succeeding business day should consult their own advisors.
The notes offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such notes be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose procession this prospectus supplement comes are advised to inform themselves about, and to observe any restrictions relating to, the offering and the distribution of this prospectus supplement. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of any offer to buy, the notes offered by this prospectus supplement and the accompanying prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.
LEGAL MATTERS
The validity of the notes offered by this prospectus supplement will be passed upon for us by the law firm of Morrison & Foerster LLP. Mayer Brown, LLP advised the underwriters in connection with this offering.
EXPERTS
The consolidated financial statements incorporated in this prospectus supplement by reference to our Annual Report on Form 10-K for the year ended June 30, 2020 have been so incorporated in reliance on the report of Crowe LLP, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
INCORPORATION BY REFERENCE
The Company is allowed to “incorporate by reference” the information it files with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement, and information that we file subsequently with the SEC will automatically update and supersede the information included and/or incorporated by reference in this prospectus. We incorporate by reference the following documents:
•
our Annual Report on Form 10-K for the year ended June 30, 2020 filed with the SEC on September 10, 2020;

•
our Current Reports on Form 8-K filed with the SEC on September 11, 2020;

•
the description of our common stock contained in our Registration Statement on Form 8-A/A filed with the SEC on September 29, 2008 (File No. 001-32845), pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description;

•
the description of our 9.00% Series C Cumulative Redeemable Perpetual Preferred Stock, par value $0.0001 per share, contained in our Registration Statement on Form 8-A/A filed with the SEC on May 15, 2013 (File No. 001-32845), pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description; and

•
the description of our 8.125% Senior Notes due 2021 contained in our Registration Statement on Form 8-A filed with the SEC on June 13, 2014 (File No. 001-32845), pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

Any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination of this offering will be deemed incorporated by reference herein. Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, is not incorporated by reference in this prospectus.
You may obtain copies, without charge, of documents incorporated by reference in this prospectus supplement, by requesting them in writing or orally. To receive any such copy, call or write or send us an email:
General Finance Corporation
39 East Union Street
Pasadena, California 91103
Attention: Christopher A. Wilson
(626) 204-6308
notices@generalfinance.com
Exhibits to the filings will not be sent, unless those exhibits have been specifically incorporated by reference in this prospectus. General information about us, including our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as any amendments and exhibits to those reports, are available free of charge through our website at http://www.generalfinance.com/investor.html as soon as reasonably practicable after we file them with, or furnish them to, the SEC. Information contained on, or that can be accessed through, our web site is not incorporated by reference into this prospectus supplement, and you should not consider information contained on our web site as part of this prospectus supplement.

PROSPECTUS
$250,000,000
COMMON STOCK
PREFERRED STOCK
DEBT SECURITIES
WARRANTS
We may offer common stock, preferred stock, debt securities and warrants from time to time in one or more classes or series, separately or together, and in amounts, at prices and on terms that we will determine at the time of the offering. Specific terms of these securities will be provided in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest.
The common stock, preferred stock, debt securities and warrants may be offered in amounts, at prices and on terms determined at the time of the offering, on a delayed or continuous basis directly by us, through agents, underwriters or dealers as designated from time to time, through a combination of these methods or any other method as provided in the applicable prospectus supplement. See “Plan of Distribution.” The prospectus supplement will list any agents, underwriters or dealers that may be involved and the compensation they will receive. The prospectus supplement will also disclose the total amount of money that we will receive from selling the securities being offered, after the expenses of the offering.
You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in any of our securities.
Our common stock is listed on the NASDAQ Global Market under the symbol “GFN.” On June 4, 2020, the reported last sale price of our common stock on the NASDAQ Global Market was $6.84 per share. We have not yet determined whether the other securities that may be offered by this prospectus will be listed on any exchange, inter-dealer quotation system or over-the-counter market. If we decide to seek the listing of any such securities upon issuance, the prospectus supplement relating to those securities will disclose the exchange, quotation system or market on which the securities will be listed.
Investing in these securities involves certain risks. See the “Risk Factors” section of this prospectus beginning on page 4 and the “Risk Factors” section in our most recent Annual Report on Form 10-K and in our subsequent Quarterly Reports on Form 10-Q and in the documents incorporated by referenced herein and therein.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is July 7, 2020.

You should rely only on the information that we have provided or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you. We have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus that we may authorize to be provided to you. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security. Since the respective dates of the prospectus contained in this registration statement and any accompanying prospectus supplement or related free writing prospectus, our business, financial condition, results of operations and prospects may have changed. We may only sell securities pursuant to this prospectus if this prospectus is accompanied by a prospectus supplement.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the “SEC,” utilizing a shelf registration process. Under this shelf registration process, we may, from time to time, offer and sell any combination of the securities described in this prospectus in one or more offerings for an aggregate initial public offering price of up to $250,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of the offering and the offered securities. The prospectus supplement may also add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be deemed modified or superseded by any inconsistent statement made by us in a prospectus supplement. You should read this prospectus, any prospectus supplement and any related free writing prospectus together with additional information described under the heading “Where You Can Find More Information.”
References to “we,” “us,” “our” or the “Company” refer to General Finance Corporation, a Delaware corporation (“GFN”), and its consolidated subsidiaries. These subsidiaries include GFN U.S. Australasia Holdings, Inc., a Delaware corporation (“GFN U.S.”); GFN Insurance Corporation, an Arizona corporation (“GFNI”); GFN North America Leasing Corporation, a Delaware corporation (“GFNNA Leasing”); GFN North America Corp., a Delaware corporation (“GFNNA”); GFN Realty Company, LLC, a Delaware limited liability company (“GFNRC”); GFN Manufacturing Corporation, a Delaware corporation (“GFNMC”), and its subsidiary, Southern Frac, LLC, a Texas limited liability company (collectively “Southern Frac”); Pac-Van, Inc., an Indiana corporation, and its Canadian subsidiary, PV Acquisition Corp., an Alberta corporation (collectively “Pac-Van”); Lone Star Tank Rental Inc., a Delaware corporation (“Lone Star”); and GFN Asia Pacific Holdings Pty Ltd, an Australian corporation (“GFNAPH”), and its Australian and New Zealand subsidiaries (collectively, “Royal Wolf”).
FORWARD-LOOKING STATEMENTS
This prospectus, including the documents incorporated by reference into this prospectus, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, you can identify forward-looking statements by terminology such as “may,” “might,” “will,” “should,” “could,” “would,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue” or the negative of such terms or other similar expressions. We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. These statements are only predictions based on our current expectations and projections about future events and speak only as of the date of this prospectus. We believe the expectations reflected in the forward-looking statements are reasonable, but we cannot guarantee future results, level of activity, performance or achievements. Neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. We are under no duty to update any of these forward-looking statements after the date of this prospectus to conform our prior statements to actual results or revised expectations. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements, including those factors discussed under the caption entitled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended June 30, 2019 and documents we have filed with the SEC thereafter. We maintain a website at www.generalfinance.com that makes available, through a link to the SEC’s EDGAR system website, our SEC filings. Information contained on our website is not incorporated by reference into this prospectus, and you should not consider information contained on our website as part of this prospectus.

ii

THE COMPANY
Overview
We are a leading specialty rental services company offering portable storage, modular space and liquid containment solutions, with a diverse and expanding lease fleet of 102,290 units as of March 31, 2020. Our 105 primary branch locations across North America and the Asia-Pacific offer a wide range of portable storage units, including our core 20-feet and 40-feet steel containers, office container, mobile office and modular space products and steel tanks that provide our customers a flexible, cost-effective and convenient way to meet their temporary storage and space needs. Our units are easily customized to satisfy our customers’ specific application needs and include numerous value-added components. We provided our storage solutions to a diverse base of over 50,000 customers as of March 31, 2020 across a broad range of industries, including the commercial, construction, transportation, industrial, energy, manufacturing, mining, retail, consumer, education and government sectors. Our customers utilize our storage and space units for a wide variety of applications, including the temporary storage of materials, supplies, equipment, retail merchandise inventories, documents and liquid storage and for office use.
We focus on leasing, rather than selling, our units. Approximately 65% of our total non-manufacturing revenues for the year ended June 30, 2019 (“FY 2019”) were derived from leasing activities. We believe our business model is compelling because it is driven by lease fleet assets that:
•
generate a recurring revenue stream with average lease durations of over 12 months;

•
possess long useful lives of 20 to 30 years with high residual values;

•
return the original equipment cost through revenue within four years on average;

•
operate at high lease fleet utilization levels, historically between 70% and 85%;

•
require low maintenance expenditures; and

•
earn attractive margins.

Our lease fleet is comprised of three distinct specialty rental equipment categories that possess attractive asset characteristics and serve our customers’ on-site temporary needs and applications. These categories match the sectors we serve and which we collectively refer to as the “portable services industry” — portable (or mobile) storage, modular space and liquid containment.
Our portable storage category is segmented into two products: (1) storage containers, which primarily consist of new and used steel shipping containers under International Organization for Standardization (“ISO”) standards, that provide a flexible, low cost alternative to warehousing, while offering greater security, convenience and immediate accessibility; and (2) freight containers, which are designed for either transport of products by road and rail and are only offered in our Asia-Pacific territory.
Our modular space category is segmented into three products: (1) office containers, which are referred to as portable container buildings in the Asia-Pacific, are either modified or specifically manufactured containers that provide self-contained office space with maximum design flexibility. Office containers in the United States are oftentimes referred to as ground level offices (“GLOs”); (2) modular buildings, which provide customers with flexible space solutions and are often modified to customer specifications and (3) mobile offices, which are re-locatable units with aluminum or wood exteriors and wood (or steel) frames on a steel carriage fitted with axles, and which allow for an assortment of “add-ons” to provide convenient temporary space solutions.
Our liquid containment category includes portable liquid storage tanks that are manufactured 500-barrel capacity steel containers with fixed axles for transport. These units can be utilized for a variety of applications across a wide range of industries, including refinery, petrochemical and industrial plant maintenance, oil and gas services, environmental remediation and field services, infrastructure building construction, marine services, pipeline construction and maintenance, tank terminal services, waste management, wastewater treatment and landfill services.

Summary Organization Chart(1) (2)

(1)
Summary organization chart is illustrative and does not reflect our legal operating structure.

(2)
Reflects consolidated revenues for FY 2019.

Portable Storage
The storage industry includes two principal markets, fixed self-storage and portable storage. The fixed self-storage market consists of permanent structures located away from customer locations used primarily by consumers to temporarily store excess household goods. We do not participate in the fixed self-storage market with permanent structures. The portable storage market, in which we primarily operate, differs from the fixed self-storage market in that it brings the storage solution to the customer’s location and addresses the need for secure, temporary storage with immediate access to the storage unit. The advantages of portable storage include convenience, immediate accessibility, improved security and lower costs. In contrast to fixed self-storage, the portable storage market is primarily used by businesses and offers a flexible, secure, cost-effective and convenient alternative to constructing permanent warehouse space or storing items at an offsite facility. A broad range of industries, including the construction, industrial, commercial, retail and government sectors, utilize portable storage equipment to meet both their short-term and permanent storage needs.
The portable storage industry is fragmented in each of our geographic markets, with numerous participants in local markets leasing and selling portable storage units. While we are not aware of any published third-party analysis of either the Asia-Pacific or North American portable storage markets, we believe the portable storage sector has experienced steady growth since the 1990s and is achieving increased market share compared to other storage alternatives because of an increasing awareness of the benefits that portable storage units offer, including the availability, convenience, security and cost benefits of portable storage, as well as an increasing number of new applications for portable storage units.
Modular Space
Modular space solutions, including modular buildings, mobile offices and portable container buildings, are used primarily by businesses to address either temporary or permanent space needs. We believe modular space delivers four core benefits compared to permanent buildings or structures: reusability, timely solutions, lower costs and flexibility. Modular buildings may offer customers significant cost savings over permanent construction and can generally be installed more quickly because site work and fabrication can take place concurrently. In addition, modular solutions are not site specific and can be configured in a number of ways to meet multiple needs. Finally, modular buildings are reusable and will generally serve a wide variety of uses during their life span. A variety of industries utilize modular space solutions, including construction, resources, government, education, retail and special events, among others.

The Modular Building Institute, in its 2017 Relocatable Buildings Annual Data Report, estimated that the North American modular space (or relocatable) sector generated approximately $4.0 billion in annual revenue. The sector has experienced growth over the last thirty plus years as the number of applications for modular space has expanded and recognition of the product’s positive attributes has grown. By outsourcing their space needs, customers are able to achieve flexibility, preserve capital for core operations, and convert fixed costs into variable costs. The IBIS World Industry Report published in November 2017 estimated that the portable container buildings market in Australia generated revenue of AUS$2.0 billion ($1.5 billion), of which approximately AUS$1.3 billion ($1.0 billion) related to the markets in which we offer a competing product. We believe that we are well positioned to benefit from any growth in the North American and Asia-Pacific modular space markets.
We expect that the modular space market will grow over the long-term, driven in part by increasing awareness of the advantages of modular space. Additionally, we believe that the advantages of modular space over permanent buildings and structures of reusability, timely solutions, lower costs, and flexibility are highly valued in many of the end markets we serve. We further believe the increased penetration of modular space solutions in additional end markets will also continue to drive market growth.
Liquid Containment
Portable liquid storage tank containers are used in environmental and industrial applications to temporarily store hazardous and nonhazardous liquids and semi-solids. The tanks are used by customers across a wide variety of end markets, including chemical, refinery and industrial plant maintenance, environmental remediation, infrastructure building construction, marine services, oil and gas exploration and field services, pipeline construction and maintenance, tank terminal services, wastewater treatment and waste management and landfill services. Liquid containment end market demand is recurring and is driven by the non-discretionary nature of required customer maintenance cycles, an increasing enforcement of existing environmental regulations, a growing outsourcing of liquid containment solutions and an increasing level of vendor consolidation. We believe that the rental industry in the U.S. for liquid containment equipment is fragmented. As a result of the decline in oil and gas prices during the quarter ended March 31, 2020, we believe the size of the liquid containment sector has contracted and oil and gas drilling and production activity has declined. We nevertheless believe that we can leverage our branch network, existing relationships and operating philosophies to successfully compete in this sector. Our research indicated that many of the companies that used containment solutions also used portable storage and mobile office products.
Additional Information
We incorporated in Delaware on October 14, 2005. Our principal executive offices are located at 39 East Union Street, Pasadena, California 91103, and our telephone number is (626) 204-6308.

RISK FACTORS
An investment in our securities involves a high degree of risk. You should carefully consider the risk factors and all of the other information included in, or incorporated by reference into, this prospectus, including those included in our most recent Annual Report on Form 10-K and, if applicable, in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, in evaluating an investment in our securities. If any of these risks were to occur, our business, financial condition or results of operations could be adversely affected. In that case, the trading price of our securities could decline and you could lose all or part of your investment. When we offer and sell any securities pursuant to a prospectus supplement, we may include additional risk factors relevant to such securities in the prospectus supplement or any related free writing prospectus.

USE OF PROCEEDS
Unless otherwise specified in the applicable prospectus supplement, the net proceeds from the sale of the securities to which this prospectus relates will be used for general corporate purposes, which may include acquisitions, refinancing or repayment of indebtedness, capital expenditures and working capital, increasing the size of and investment in our North American fleet of storage, office and portable liquid storage containers, modular buildings and mobile offices and pursuing other business opportunities.
Until we can utilize the net proceeds for some or all of these purposes, we may also invest the net proceeds in certificates of deposit, United States government securities or certain other interest-bearing securities. If we decide to use the net proceeds from an offering of securities for a particular purpose or purposes, we will describe that specific purpose or purposes in the related prospectus supplement.

DESCRIPTION OF COMMON STOCK
The following description of our common stock is based upon our amended and restated certificate of incorporation, our amended and restated bylaws and applicable provisions of law. We have summarized certain portions of our amended and restated certificate of incorporation and amended and restated bylaws below. This summary is not complete. Our amended and restated certificate of incorporation and amended and restated bylaws have been filed as exhibits to the registration statement of which this prospectus is a part. You should read our amended and restated certificate of incorporation and amended and restated bylaws for the provisions that are important to you.
General
We are authorized to issue 100,000,000 shares of common stock, par value $.0001 per share. As of June 4, 2020, 30,654,281 shares of common stock were outstanding held by 63 stockholders of record.
Voting Rights
Common stockholders of record are entitled to one vote for each share held on all matters to be voted on by stockholders. The holders of our common stock do not have cumulative voting rights.
Pursuant to our Amended and Restated Certificate of Incorporation, the Board of Directors must consist of no less than three members, the exact number of which is determined from time to time by the Board of Directors, divided into three classes designated Class A, Class B and Class C, respectively. The Board of Directors has presently fixed the number of directors at eight. The term of the term of the three Class B Directors will expire as of the annual meeting of stockholders in 2020, the term of the three Class C Directors will expire as of the annual meeting of stockholders in 2021and the term of the two Class A Directors will expire as of the annual meeting of stockholders in 2022. Upon expiration of the terms of the Directors of each class as set forth above, the terms of their successors in that class will continue until the end of their terms and until their successors are duly elected and qualify.
Dividends
Our stockholders are entitled to receive ratable dividends when, as and if declared by the Board of Directors out of funds legally available therefor. In the event of a liquidation, dissolution or winding up of the company after a business combination, our stockholders are entitled, subject to the rights of holders of preferred stock, if any, to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of stock, if any, having preference over the common stock. Our stockholders have no conversion, preemptive or other subscription rights. There are no sinking fund or redemption provisions applicable to the common stock.
We have not paid any cash dividends on our common stock to date. The payment of cash dividends will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends will be within the discretion of our then board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future. Moreover, the terms of the unsecured senior notes we issued in June 2014 and April 2017 place certain limitations on our ability to pay dividends or make any distributions on or in respect of shares of our capital stock. Further, our ability to declare dividends may be limited by restrictive covenants if we incur any additional indebtedness.
No Preemptive, Conversion or Redemption Rights
Our common stock is not entitled to preemptive rights and is not subject to conversion or redemption.
Right to Receive Liquidation Distributions
Upon our liquidation, dissolution or winding-up, the holders of common stock are entitled to share in all assets remaining after payment of all liabilities and the liquidation preferences of any outstanding preferred stock. Each outstanding share of common stock is, and all shares of common stock to be issued in this offering when they are paid for will be, fully paid and nonassessable.
Anti-Takeover Effects of Delaware Law and Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws
Certain provisions of Delaware law and our amended and restated certificate of incorporation and amended and restated bylaws may have the effect of delaying, deferring or discouraging another party from acquiring control of us.
Delaware Law
We are subject to the provisions of Section 203 of the General Corporation Law of the State of Delaware regulating corporate takeovers. In general, Section 203 prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless:
•
the transaction is approved by the board before the date the interested stockholder attained that status;

•
upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

•
on or after the date the business combination is approved by the board and authorized at a meeting of stockholders by at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines “business combination” to include the following:
•
any merger or consolidation involving the corporation and the interested stockholder;

•
any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•
subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•
any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•
the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by any of these entities or persons.
A Delaware corporation may opt out of this provision either with an express provision in its original certificate of incorporation or in an amendment to its certificate of incorporation or bylaws approved by its stockholders. We have not opted out of this provision. Section 203 could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire us.
Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws
Our amended and restated certificate of incorporation and amended and restated bylaws provide that:
•
no action can be taken by stockholders except at an annual or special meeting of the stockholders called in accordance with our bylaws;

•
the approval of holders of a majority of the shares entitled to vote at an election of directors is required to adopt, amend or repeal our bylaws or amend or repeal the provisions of our certificate of incorporation regarding the election and removal of directors and the ability of stockholders to take action;

•
our board of directors is expressly authorized to make, alter or repeal our bylaws;

•
stockholders may not call special meetings of the stockholders or fill vacancies on the board;

•
our board of directors is divided into three classes serving staggered three-year terms. This means that only one class of directors will be elected at each annual meeting of stockholders, with the other classes continuing for the remainder of their respective terms;

•
our board of directors is authorized to issue preferred stock without stockholder approval;

•
directors may only be removed for cause by the holders of majority of the shares entitled to vote at an election of directors; and

•
we will indemnify officers and directors against losses that they may incur in investigations and legal proceedings resulting from their services to us, which may include services in connection with takeover defense measures.

Our Transfer Agent
The transfer agent for our securities and warrant agent for our warrants is Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004.
NASDAQ Global Market Listing
The common stock is listed on the NASDAQ Global Market under the symbol “GFN.”

DESCRIPTION OF PREFERRED STOCK
Our board of directors is authorized, subject to limitations imposed by Delaware law, to issue up to a total of 1,000,000 shares of preferred stock, par value $.0001. As of June 1, 2020, there were issued and outstanding 100 shares of Series B 8% Cumulative Preferred Stock, par value of $0.0001 per share, with a liquidation preference of $1,000 per share (“Series B Preferred Stock”), held by one stockholder, and 400,000 shares of 9.00% Series C Cumulative Redeemable Perpetual Preferred Stock, par value of $0.0001 per share, with a liquidation preference of $100 per share (“Series C Preferred Stock”), held by seven stockholders of record.
The Series B Preferred Stock is offered primarily in connection with business combinations. The Series B Preferred Stock is not convertible into our common stock, has no voting rights, except as required by Delaware law, and is redeemable at any time, in whole or in part, at the Company’s option. Holders of the Series B Preferred Stock are entitled to receive, when declared by the Company’s Board of Directors, annual dividends payable quarterly in arrears on the 31st day of January, July and October and on the 30th day of April of each year. In the event of any liquidation or winding up of the Company, the holders of the Series B Preferred Stock will have preference to holders of common stock.
Dividends on the Series C Preferred Stock cumulate from the date of original issue and are payable on each 31st day of each January, July and October and 30th day of April when, as and if declared by the Company’s Board of Directors. Commencing on May 17, 2018, the Company may redeem, at its option, the Series C Preferred Shares, in whole or in part, at a cash redemption price of $100.00 per share, plus any accrued and unpaid dividends to, but not including, the redemption date. The Series C Preferred Shares have no mandatory redemption date, are not subject to any sinking fund or other mandatory redemption, and are not convertible into or exchangeable for any of the Company’s other securities. Holders of the Series C Preferred Shares generally will have no voting rights, except for limited voting rights if dividends payable on the outstanding Series C Preferred Shares are in arrears for six or more consecutive or non-consecutive quarters, and under certain other circumstances. If the Company fails to maintain the listing of the Series C Preferred Stock on the NASDAQ Stock Market or other securities exchange for 30 days or more, the per annum dividend rate will increase by an additional 2.00% per $100.00 stated liquidation value ($2.00 per annum per share) so long as the listing failure continues. In addition, in the event of any liquidation or winding up of the Company, the holders of the Series C Preferred Stock will have preference to holders of common stock and are pair passu with the Series B Preferred Stock. The Series C Preferred Stock is listed on the NASDAQ Stock Market under the symbol “GFNCP.”
Our Board of Directors is authorized to issue up to 599,900 additional shares of preferred stock in one or more series, without stockholder approval, unless stockholder approval is required by applicable law, by the rules of a stock exchange or quotation system on which any series of our stock may be listed or quoted or by the certificate of designation governing the applicable series of preferred stock. Our Board of Directors is authorized to establish from time to time the number of shares to be included in each series and to fix the rights, preferences and privileges of the shares of each wholly unissued series and any of its qualifications, limitations or restrictions. Our Board of Directors can also increase or decrease the number of shares of any series, but not below the number of shares of that series then outstanding, without any further vote or action by the stockholders.
This prospectus describes certain general terms and provisions of our preferred stock. When we offer to sell a particular series of preferred stock, we will describe the specific terms of the securities in a prospectus supplement. The prospectus supplement will also indicate whether the general terms and provisions described in this prospectus apply to the particular series of preferred stock. The preferred stock will be issued under a certificate of designations relating to each series of preferred stock and is also subject to our certificate of incorporation. The certificate of designations will be filed with the SEC in connection with an offering of preferred stock.
The prospectus supplement will describe the terms of any preferred stock being offered, including:
•
the number of shares and designation or title of the shares;

•
any liquidation preference per share;

•
any date of maturity;

•
any redemption, repayment or sinking fund provisions;

•
any dividend rate or rates and the dates of payment (or the method for determining the dividend rates or dates of payment);

•
whether dividends are cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock will accumulate;

•
any restriction on the repurchase or redemption of shares by us while there is any arrearage in the payment of dividends or sinking fund installments;

•
any voting rights;

•
if other than the currency of the United States, the currency or currencies, including composite currencies, in which the preferred stock is denominated and/or in which payments will or may be payable;

•
the method by which amounts in respect of the preferred stock may be calculated and any commodities, currencies or indices, or value, rate or price, relevant to such calculation;

•
the procedures for any auction and remarketing, if any, for the preferred stock;

•
whether the preferred stock is convertible or exchangeable and, if so, the securities or rights into which the preferred stock is convertible or exchangeable, and the terms and conditions of conversion or exchange;

•
whether interests in the preferred stock will be represented by depositary shares;

•
a discussion of any material or special United States federal income tax considerations applicable to the preferred stock;

•
the relative ranking and preferences of the preferred stock as to dividend rights and rights upon the liquidation, dissolution or winding up of our affairs;

•
any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the class or series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

•
the place or places where dividends and other payments on the preferred stock will be payable; and

•
any additional voting, dividend, liquidation, redemption and other rights, preferences, privileges, limitations and restrictions.

All shares of preferred stock offered will be fully paid and non-assessable. Any shares of preferred stock that are issued will have priority over the common stock with respect to dividend or liquidation rights or both.
The transfer agent for each series of preferred stock will be described in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES
The following is a general description of the debt securities that we may offer from time to time. The particular terms of the debt securities offered by us and the extent, if any, to which the general provisions described below may apply to those securities will be described in the applicable prospectus supplement. As you read this section, please remember that the specific terms of a debt security as described in the applicable prospectus supplement will supplement and may modify or replace the general terms described in this section. If there are any differences between the applicable prospectus supplement and this prospectus, the applicable prospectus supplement will control. As a result, the statements we make in this section may not apply to the debt securities you purchase.
Senior Notes
On June 18, 2014, the Company completed the sale of unsecured senior notes (the “Senior Notes”) in a public offering for an aggregate principal amount of $72,000,000, and sold an additional tranche of $5,390,000 of Senior Notes in April 2017. The Senior Notes were issued in denominations of $25 and integral multiples of $25 in excess thereof and pursuant to the First Supplemental Indenture (the “First Supplemental Indenture”) dated as of June 18, 2014 by and between the Company and Wells Fargo Bank (“Wells Fargo”). The First Supplemental Indenture supplements the Indenture entered into by and between the Company and Wells Fargo, as trustee (the “Trustee”) dated as of June 18, 2014 (the “Base Indenture” and, together with the First Supplemental Indenture, the “Indenture”). The Senior Notes bear interest at the rate of 8.125% per annum, mature on July 31, 2021 and are not subject to any sinking fund. Interest on the Senior Notes is payable quarterly in arrears on January 31, April 30, July 31 and October 31, commencing on July 31, 2014.
The Senior Notes rank equally in right of payment with all of the Company’s existing and future unsecured senior debt and senior in right of payment to all of its existing and future subordinated debt. The Senior Notes are effectively subordinated to any of the Company’s existing and future secured debt, to the extent of the value of the assets securing such debt. The Senior Notes are structurally subordinated to all existing and future liabilities of the Company’s subsidiaries and are not guaranteed by any of the Company’s subsidiaries.
Prior to July 31, 2017, the Company could, at its option, redeem the Senior Notes in whole or in part upon the payment of 100% of the principal amount of the Senior Notes being redeemed plus any additional amount required by the Indenture. In addition, the Company could from time to time redeem up to 35% of the aggregate outstanding principal amount of the Senior Notes before July 31, 2017 with the net cash proceeds from certain equity offerings at a redemption price of 108.125% of the principal amount plus accrued and unpaid interest. If the Company sells certain of its assets or experience specific kinds of changes in control, as defined, it must offer to purchase the Senior Notes. The Company may, at its option, at any time and from time to time, on or after July 31, 2017, redeem the Senior Notes in whole or in part. The Senior Notes will be redeemable at a redemption price initially equal to 106.094% of the principal amount of the Senior Notes (and which declines on each year on July 31st) plus accrued and unpaid interest to the date of redemption. On and after any redemption date, interest will cease to accrue on the redeemed Senior Notes.
The Indenture contains covenants which, among other things, limit the Company’s ability to make certain payments, to pay dividends and to incur additional indebtedness if the incurrence of such indebtedness would cause the company’s consolidated fixed charge coverage ratio, as defined in the Indenture, to be below 2.0 to 1.0.
The Senior Notes are listed on the NASDAQ Stock Market under the symbol “GFNSL.”
Debt Securities in this Offering
Our debt securities, consisting of notes, debentures and other evidences of indebtedness, may be issued from time to time in one or more series pursuant to, in the case of senior debt securities, the second supplemental indenture to be entered into between us and a trustee to be named therein, and in the case of subordinated debt securities, a subordinated indenture to be entered into between us and a trustee to be named therein.

Because the following is only a summary of selected provisions of the indentures and the debt securities, it does not contain all information that may be important to you. This summary is not complete and is qualified in its entirety by reference to the Base Indenture and any supplemental indentures thereto or officer’s certificate or board resolution related thereto. We urge you to read the Base Indenture, the First Supplemental Indenture and any supplemental indenture for the debt securities offered in a prospectus supplement (“Offering Indenture”) because the foregoing indentures, and not this description, define the rights of the holders of the debt securities. If senior debt securities are offered, the Offering Indenture will be substantially in the form of the second supplemental indenture filed as an exhibit to this registration statement of which this prospectus is a part. The terms of our debt securities will include those set forth in the Indenture and any Offering Indenture and those made a part of the indentures by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).
Unless we inform you otherwise in the prospectus supplement, “Senior Debt” will mean all of our indebtedness, including guarantees, unless the indebtedness states that it is not senior to the subordinated debt securities.
General
Neither the Indenture nor any Offering Indenture will limit the amount of debt securities that may be issued under those indentures, and none of the indentures limit the amount of other unsecured debt or securities that we may issue. We may issue debt securities under the Indenture or an Offering Indenture from time to time in one or more series.
We are not obligated to issue all debt securities of one series at the same time and, unless otherwise provided in the prospectus supplement, we may reopen a series, without the consent of the holders of the debt securities of that series, for the issuance of additional debt securities of that series. Additional debt securities of a particular series will have the same terms and conditions as outstanding debt securities of such series, except that the additional debt securities may have a different date of original issuance, offering price and first interest payment date, and will be consolidated with, and form a single series with, such outstanding debt securities.
When we refer to “debt securities” or a “series of debt securities,” we mean, respectively, debt securities or a series of debt securities issued under the applicable indenture. When we refer to a prospectus supplement, we mean the prospectus supplement describing the specific terms of the applicable debt security. The terms used in a prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.
The senior debt securities will constitute our unsecured and unsubordinated indebtedness and will rank equally in right of payment with all of our other unsecured and unsubordinated indebtedness and senior in right of payment to all of our subordinated indebtedness outstanding from time to time. The debt securities will be effectively subordinated to, and thus have a junior position to, any secured indebtedness we may have with respect to the assets securing that indebtedness. The subordinated debt securities will constitute our unsecured and subordinated obligations and will rank junior to all of our senior indebtedness and may rank equally with or senior to other subordinated indebtedness we may issue from time to time.
The debt securities will effectively rank junior to all liabilities of our subsidiaries. Accordingly, any debt securities will be effectively subordinated to creditors, including trade creditors and preferred stockholders, if any, of such subsidiaries.
Unless we inform you otherwise in the prospectus supplement, no Offering Indenture will contain any covenants or other provisions designed to protect holders of the debt securities in the event we participate in a highly leveraged transaction. In addition, unless we inform you otherwise in the prospectus supplement, the Offering Indenture will not contain provisions that give holders of the debt securities the right to require us to repurchase their securities in the event of a decline in our credit rating for any reason, including as a result of a takeover, recapitalization or similar restructuring or otherwise.
The prospectus supplement relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:
•
whether the debt securities will be senior or subordinated debt securities;

•
the title of the debt securities;

•
the total principal amount of the debt securities;

•
whether we will issue the debt securities in individual certificates to each holder or in the form of temporary or permanent global securities held by a depositary on behalf of holders and the name of the depositary for the debt securities, if other than The Depository Trust Company (“DTC”), and any circumstances under which the holder may request securities in non-global form, if we choose not to issue the debt securities in book-entry form only;

•
the date or dates on which the principal of and any premium on the debt securities will be payable;

•
any interest rate, the date from which any such interest will accrue, the interest payment dates on which any such interest will be payable and the record dates for any such interest payments;

•
whether and under what circumstances we will pay any additional amounts with respect to the debt securities;

•
the place or places where payments on the debt securities will be payable;

•
any provisions for optional redemption or early repayment;

•
any sinking fund or other provisions that would obligate us to redeem, purchase or repay the debt securities;

•
the denominations in which we will issue the debt securities if other than $2,000 and integral multiples of $1,000 in excess thereof;

•
whether payments on the debt securities will be payable in foreign currency or another form and whether payments will be payable by reference to any index or formula;

•
the portion of the principal amount of debt securities that will be payable if the maturity is accelerated, if other than the entire principal amount;

•
whether the provisions described below under the heading “— Defeasance and Discharge” apply to the debt securities;

•
any changes or additions to the events of default or covenants described in this prospectus;

•
any restrictions or other provisions relating to the transfer or exchange of debt securities;

•
any terms for the conversion or exchange of the debt securities for other securities;

•
with respect to the indenture that governs the offering of the subordinated debt securities, any changes to the subordination provisions for the subordinated debt securities; and

•
any other terms of the debt securities, whether in addition to, or by modification or deletion of, the terms described herein.

We may sell the debt securities at a discount, which may be substantial, below their stated principal amount.
These debt securities may bear no interest or interest at a rate that at the time of issuance is below market rates. If we sell these debt securities, we will describe in the prospectus supplement any material United States (“U.S.”) federal income tax consequences and other special considerations.
If we sell any of the debt securities for any foreign currency or if payments on the debt securities are payable in any foreign currency, we will describe in the prospectus supplement the restrictions, elections, tax consequences, specific terms and other information relating to those debt securities and the foreign currency.

Events of Default
Unless we inform you otherwise in the prospectus supplement, the following are events of default with respect to a series of debt securities:
•
our failure to pay any installment of interest on or any additional amounts with respect to any debt security of that series when due and such default continues for 30 days or longer, whether or not, in the case of subordinated debt securities, such payment is prohibited by the subordination provisions of the indenture governing the subordinated debt securities;

•
our failure to pay the principal of or any premium on any debt security of that series when due, whether or not, in the case of subordinated debt securities, such payment is prohibited by the subordination provisions of the indenture governing the subordinated debt securities;

•
our failure to comply with any covenant or agreement in that series of debt securities or the applicable indenture for 60 days after written notice by the trustee or by the holders of at least 25% in principal amount of the outstanding debt securities of that series issued under that indenture (except for our failure to comply with the covenant prohibiting certain consolidations, mergers and sales of assets);

•
the failure to pay at final maturity (giving effect to any applicable grace periods and any extensions thereof) the stated principal amount of any of our indebtedness, or the acceleration of the final stated maturity of any such indebtedness (which acceleration is not rescinded, annulled or otherwise cured within 20 days of receipt of notice of any such acceleration) if the aggregate principal amount of such indebtedness, together with the principal amount of any other such indebtedness in default for failure to pay principal at final stated maturity or which has been accelerated (in each case with respect to which the 20-day period described above has elapsed), aggregates $10.0 million or more at any time;

•
one or more judgments in an aggregate amount in excess of $10.0 million remain undischarged, unpaid or unstayed for a period of 60 days after the judgment or judgments become final and non-appealable;

•
specified events involving bankruptcy, insolvency or reorganization of the Company or any subsidiary;

•
our failure to deposit any sinking fund payment, when due, in respect of any debt security of that series, whether or not, in the case of subordinated debt securities, such deposit is prohibited by the subordination provisions of the indenture governing the subordinated debt securities; and

•
any other event of default provided for in that series of debt securities.

We may change, eliminate or add to the events of default with respect to any particular series or any particular debt security or debt securities within a series, as indicated in the applicable prospectus supplement. A default under one series of debt securities will not necessarily be a default under any other series.
If an event of default relating to certain events of our bankruptcy or insolvency occurs, all then outstanding debt securities of that series will become due and payable immediately without further action or notice. If any other event of default for any series of debt securities occurs and is continuing, the trustee may and, at the written direction of the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series shall, declare all of those debt securities to be due and payable immediately by notice in writing to us and, in case of a notice by holders, also to the trustee specifying the respective event of default and that it is a notice of acceleration.
Subject to certain limitations, holders of a majority in aggregate principal amount of the outstanding debt securities of any series may direct the trustee in its exercise of any trust or power with respect to that series. The trustee may withhold from holders of the debt securities of any series notice of any continuing default or event of default for such series if it determines that withholding notice is in their interest, except a default or event of default relating to the payment of principal, interest, premium or additional amounts, if any.

Subject to the provisions of the applicable indenture relating to the duties of the trustee, in case an event of default for any series occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any holders of debt securities of that series unless such holders have offered to the trustee indemnity or security satisfactory to it against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium or additional amounts, if any, or interest when due, no holder of debt securities of a series may pursue any remedy with respect to the indenture or the debt securities unless:
•
such holder has previously given the trustee notice that an event of default is continuing with respect to that series;

•
holders of at least 25% in aggregate principal amount of the debt securities of that series have requested the trustee to pursue the remedy;

•
such holders have offered the trustee security or indemnity satisfactory to it against any loss, liability or expense;

•
the trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

•
holders of a majority in aggregate principal amount of the debt securities of that series have not given the trustee a direction inconsistent with such request within such 60-day period.

Holders of a debt security are entitled at any time, however, to bring a lawsuit for the payment of money due on a debt security on or after its stated maturity (or, if a debt security is redeemable, on or after its redemption date).
The holders of a majority in aggregate principal amount of the debt securities of any series by notice to the trustee may, on behalf of the holders of all of the debt securities of that series, rescind an acceleration or waive any existing default or event of default for such series and its consequences under the indenture except a continuing default or event of default in the payment of interest, additional amounts or premium on, or the principal of, the debt securities.
With respect to subordinated debt securities, all the remedies available upon the occurrence of an event of default under the subordinated debt indenture will be subject to the restrictions on the subordinated debt securities described below under “— Subordination.”
Book-entry and other indirect owners should consult their banks or brokers for information on how to give notice or direction to or make a request for the trustee and how to declare or cancel an acceleration of the maturity.
We are required to deliver to the trustee annually a statement regarding compliance with the indenture. Upon our becoming aware of any default or event of default, we are required within five business days to deliver to the trustee a statement specifying such default or event of default.
Subordination
Under the Offering Indenture, payment of the principal of and any premium and interest on the subordinated debt securities will generally be subordinated and junior in right of payment to the prior payment in full of all Senior Debt. Unless we inform you otherwise in the prospectus supplement, we may not make any payment of principal of or any premium or interest on the subordinated debt securities if:
•
we fail to pay the principal, interest or premium on any Senior Debt when due; or

•
any other event of default (a “non-payment default”) occurs with respect to any Senior Debt that we have designated, if the non-payment default allows the holders of that Senior Debt to accelerate the maturity of the Senior Debt they hold.

Unless we inform you otherwise in the prospectus supplement, a non-payment default will prevent us from paying the subordinated debt securities only for up to 179 days after holders of the designated Senior Debt give the trustee for the subordinated debt securities notice of the non-payment default. The subordination will not affect our obligation, which will be absolute and unconditional, to pay, when due, the principal of and any premium and interest on the subordinated debt securities. In addition, the subordination will not prevent the occurrence of any default under the indenture governing the subordinated debt securities. Unless we inform you otherwise in the prospectus supplement, the indenture governing the subordinated debt securities will not limit the amount of Senior Debt that we may incur. As a result of the subordination of the subordinated debt securities, if we become insolvent, holders of subordinated debt securities may receive less on a proportionate basis than other creditors.
Modification and Waiver
Except as provided in the next four succeeding paragraphs, each indenture and the debt securities issued under each indenture may be amended or supplemented with the consent of the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of each series affected by the change, voting as separate classes for this purpose, and any existing default or event of default or compliance with any provision of the indenture or the debt securities may be waived with the consent of the holders of a majority in aggregate principal amount of the then outstanding debt securities of each series affected by the waiver, voting as separate classes for this purpose, in each case, except as may otherwise be provided pursuant to such indenture for all or any particular debt securities of any series. Without the consent of each holder of debt securities of the series affected, an amendment, supplement or waiver may not (with respect to any debt securities of such series held by a non-consenting holder):
•
reduce the principal amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•
reduce the principal of any debt security or change its stated maturity, or alter the provisions relating to the redemption or repurchase of any debt securities;

•
reduce the rate of or change the time for payment of interest on any debt security;

•
waive a default or event of default in the payment of principal of, or interest or premium, or any additional amounts, if any, on, the debt securities (except a rescission of acceleration of the debt securities by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

•
make payments on any debt security payable in currency other than as originally stated in the debt security;

•
make any change in the provisions of the indenture relating to waivers of past defaults or the rights of holders of debt securities to receive payments of principal of, or interest or premium, if any, on the debt securities;

•
waive a redemption payment with respect to any debt securities;

•
impair a holder’s right to sue for payment of any amount due on its debt security;

•
make any change in the preceding amendment, supplement and waiver provisions; or

•
with respect to the indenture governing the subordinated debt securities, modify the provisions relating to the subordination of any subordinated debt security in a manner adverse to the holder of that security, in each case, except as may otherwise be provided pursuant to such indenture for all or any particular debt securities of any series.

We may not amend the indenture governing the subordinated debt securities to alter the subordination of any outstanding subordinated debt securities without the written consent of each holder of Senior Debt then outstanding who would be adversely affected (or the group or representative thereof authorized or required to consent thereto pursuant to the instrument creating or evidencing, or pursuant to which there is outstanding, such Senior Debt), except as may otherwise be provided pursuant to such indenture for all or any particular debt securities of any series. In addition, we may not modify the subordination provisions of the indenture related to subordinated debt securities in a manner that would adversely affect the subordinated debt securities of any one or more series then outstanding in any material respect, without the consent of the holders of a majority in aggregate principal amount of each affected series then outstanding, voting as separate classes, except as may otherwise be provided pursuant to such indenture for all or any particular debt securities of any series.
Book-entry and other indirect owners should consult their banks or brokers for information on how approval may be granted or denied if we seek to change an indenture or any debt securities or request a waiver.
We and the trustee may supplement or amend each indenture or the debt securities without notice to or the consent of any holders of debt securities issued under that indenture in certain circumstances, including:
•
to cure any ambiguity, defect or inconsistency;

•
to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•
to establish the form or terms of debt securities of any series as permitted by the applicable indenture;

•
to make any change that would provide any additional rights or benefits to the holders of debt securities or that does not materially adversely affect the legal rights under the indenture of any such holder;

•
to comply with requirements of the SEC in order to maintain the qualification of the indenture under the Trust Indenture Act;

•
to add additional events of default with respect to all or any series of debt securities;

•
to change or eliminate any of the provisions of the indenture; provided that any such change or elimination will become effective only when there is no outstanding debt security of any series created prior to the execution of such amendment or supplemental indenture that is adversely affected in any material respect by such change in or elimination of such provision;

•
to supplement any provision of the indenture to permit or facilitate the defeasance and discharge of any series of debt securities so long as any action does not adversely affect the interest of holders of debt securities of that or any other series in any material respect;

•
to secure the debt securities;

•
to evidence and provide for the acceptance under the indenture of a successor trustee, each as permitted under the indenture; or

•
to conform the text of the indenture or any debt securities to the description thereof in any prospectus or prospectus supplement of us with respect to the offer and sale of such debt securities, to the extent that such provision is inconsistent with a provision of the indenture or the debt securities, in each case, except as may otherwise be provided pursuant to such indenture for all or any particular debt securities of any series, as set forth in an officer’s certificate.

Defeasance and Discharge
Defeasance
When we use the term defeasance, we mean discharge from some or all of our obligations under an indenture. If we deposit with the trustee under an indenture any combination of money or government securities sufficient, in the written opinion of an independent firm of certified public accountants, to make payments on the debt securities of a series issued under that indenture on the dates those payments are due, then, at our option, either of the following will occur:
•
we will be discharged from our obligations with respect to the debt securities of that series (“legal defeasance”); or

•
we will no longer have any obligation to comply with specified restrictive covenants with respect to the debt securities of that series and other specified covenants under the applicable indenture, and the related events of default will no longer apply (“covenant defeasance”).

If a series of debt securities is defeased, the holders of the debt securities of that series will not be entitled to the benefits of the applicable indenture, except for obligations to register the transfer or exchange of debt securities, replace stolen, lost or mutilated debt securities, maintain paying agencies and hold money for payment in trust. In the case of covenant defeasance, our obligation to pay principal, premium and interest on the debt securities will also survive. Unless we inform you otherwise in the prospectus supplement, we will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance would not cause the holders of the debt securities to recognize income, gain or loss for federal income tax purposes and that the holders would be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the deposit and related defeasance had not occurred. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the U.S. Internal Revenue Service or a change in law to that effect.
Satisfaction and Discharge
An indenture will be discharged and will cease to be of further effect with respect to the debt securities of a series issued under that indenture, except for our obligation to register the transfer of and exchange debt securities of that series, when:
•
either:

•
all debt securities of that series that have been authenticated, except lost, stolen or destroyed debt securities that have been replaced or paid and debt securities for whose payment money has been deposited in trust and thereafter repaid to us, have been delivered to the trustee for cancellation; or

•
all debt securities of that series that have not been delivered to the trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year, and we have irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, non-callable government securities, or a combination of cash in U.S. dollars and non-callable government securities, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the debt securities of that series not delivered to the trustee for cancellation for principal, premium and accrued interest to the date of maturity or redemption;

•
no default or event of default has occurred and is continuing on the date of the deposit (other than a default or event of default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which we or any subsidiary is a party or by which we or any subsidiary is bound; and

•
we have delivered irrevocable instructions to the trustee under the applicable indenture to apply the deposited money toward the payment of the debt securities at maturity or on the redemption date, as the case may be.

In addition, we must deliver an officers’ certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.
Governing Law
New York law governs the Indenture and will govern the Offering Indenture and the debt securities, without regard to conflicts of laws principles thereof.
The Trustee
Wells Fargo Bank, National Association is the trustee under the Base Indenture. We have banking relationships with Wells Fargo Bank, National Association or its affiliates in the ordinary course of business. The trustee under the Offering Indenture will be named in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS
We may issue warrants to purchase our debt or equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.
The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:
•
the title of such warrants;

•
the aggregate number of such warrants;

•
the price or prices at which such warrants will be issued;

•
the currency or currencies in which the price of such warrants will be payable;

•
the securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of such warrants;

•
the price at which and the currency or currencies in which the securities or other rights purchasable upon exercise of such warrants may be purchased;

•
the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•
if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•
provision for changes to or adjustments in the exercise price of such warrants, if any;

•
if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•
if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•
the terms of any rights to redeem or call the warrants;

•
information with respect to book-entry procedures, if any;

•
if applicable, a discussion of any material United States Federal income tax considerations; and

•
any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Unless otherwise provided in the applicable prospectus supplement, holders of warrants will not be entitled, by virtue of being such holders, to vote, consent, receive dividends, receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter, or to exercise any rights whatsoever as stockholders.
Each warrant will entitle the holder of the warrant to purchase for cash at the exercise price provided in the applicable prospectus supplement the principal amount of debt securities or shares of preferred stock or shares of common stock being offered. Holders may exercise warrants at any time up to the close of business on the expiration date provided in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants are void.
Holders may exercise warrants as described in the prospectus supplement relating to the warrants being offered. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the debt securities, shares of preferred stock or shares of common stock purchasable upon the exercise of the warrant. If less than all of the warrants represented by the warrant certificate are exercised, we will issue a new warrant certificate for the remaining warrants.

FORMS OF SECURITIES
Each debt security and warrant will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Unless the applicable prospectus supplement provides otherwise, certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities or warrants represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.
Global Securities
Registered Global Securities.   We may issue the registered debt securities and warrants in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.
If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.
Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.
So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture or warrant agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture or warrant agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture or warrant agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture or warrant agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.
Principal, premium, if any, and interest payments on debt securities and any payments to holders with respect to warrants represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of General Finance Corporation, the trustees, the warrant agents or any other agent of General Finance Corporation, agent of the trustees or agent of the warrant agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.
We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.
If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and a successor depositary registered as a clearing agency under the Securities Exchange Act of 1934, as amended, is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee or warrant agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

PLAN OF DISTRIBUTION
General
We may sell the securities offered through this prospectus in any one or more of the following ways:
•
through underwriters or dealers;

•
through agents;

•
directly to purchasers;

•
in “at the market offerings” to or through a market maker or into an existing trading market, or a securities exchange or otherwise;

•
in transactions not involving market makers or established trading markets, including direct sales or privately negotiated transactions; or

•
through a combination of any of these methods of sale.

In addition, we may enter into option or other types of transactions that require us or them to deliver securities to a broker-dealer, who will then resell or transfer the securities under this prospectus. We may enter into hedging transactions with respect to our securities. For example, we may:
•
enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of the securities pursuant to this prospectus, in which case such broker-dealer or affiliate may use securities received from us to close out its short positions;

•
sell securities short and redeliver such securities to close out our short positions;

•
enter into option or other types of transactions that require us to deliver securities to a broker-dealer or an affiliate thereof, who will then resell or transfer the securities under this prospectus; or

•
loan or pledge the securities to a broker-dealer or an affiliate thereof, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus.

The securities described in this prospectus may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. Any of the prices may represent a discount from the prevailing market prices.
At the time that any particular offering of securities is made, to the extent required by the Securities Act, a prospectus supplement will be distributed setting forth the terms of the offering, including the aggregate amount of securities being offered; the purchase price or initial public offering price of the securities; the names of any underwriters, dealers or agents; the net proceeds to us from the sale of the securities; any delayed delivery arrangements; any underwriting discounts, commissions and other items constituting compensation from us; any discounts, commissions or concessions allowed or re-allowed or paid to dealers, and any commissions paid to agents.
Market Making and Stabilization
There is no established trading market for any security other than our common stock, which is listed on the NASDAQ Global Market under the symbol “GFN,” our 9% Series C Cumulative Redeemable Perpetual Preferred Stock which is listed on the NASDAQ Global Market under the symbol “GFNCP” and our Senior Notes which are listed on the NASDAQ Global Market under the symbol “GFNSL.” The securities described in this prospectus may or may not be listed on a national securities exchange or traded in the over-the-counter market, as set forth in the applicable prospectus supplement.
If the securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors. While it is possible that an underwriter could inform us that it intends to make a market in the securities, such underwriter would not be obligated to do so, and any such market making could be discontinued at any time without notice. Therefore, we cannot assure you as to whether an active trading market will develop for the securities.
If a prospectus supplement so indicates, underwriters, brokers or dealers, in compliance with applicable law, may engage in transactions that stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market.
Underwriters and Agents
If underwriters are used in the sale, the underwriters will acquire the securities for their own account for resale to the public, either on a firm commitment basis or a best efforts basis. The underwriters may resell the securities from time-to-time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters may change from time-to-time any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers.
We may also sell the securities through agents designated from time-to-time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.
Dealers
If dealers are used in the sale of securities, we will sell the securities to them as principals. The dealers may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.
Direct Sales
Securities may also be sold directly by us. In this case, no underwriters or agents would be involved.
Institutional Purchasers
We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.
Subscription Offerings
We may also make direct sales through subscription rights distributed to our existing stockholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to our stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.
Underwriting Compensation
We will bear costs relating to all of the securities being registered under this registration statement of which this prospectus forms a part.
Any broker-dealers or other persons acting on our behalf that participate with us in the distribution of the securities may be deemed to be underwriters and any commissions received or profit realized by them on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. As of the date of this prospectus, we are not a party to any agreement, arrangement or understanding between any broker or dealer and us with respect to the offer or sale of the securities pursuant to this prospectus.

Pursuant to a requirement by the Financial Industry Regulatory Authority, or FINRA, the maximum commission or discount to be received by any FINRA member or independent broker/dealer may not be greater than eight percent (8%) of the gross proceeds received by us for the sale of any securities being registered pursuant to SEC Rule 415 under the Securities Act. If more than 5% of the net proceeds of any offering of securities made under this prospectus will be received by a FINRA member participating in the offering or its affiliates or associated persons of such FINRA member, the offering will be conducted in accordance with FINRA Conduct Rule 5110(h).
Indemnification; Other Relationships
We may have agreements with agents, underwriters, dealers and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.

LEGAL MATTERS
The validity of the securities offered in this prospectus is being passed upon for us by Morrison & Foerster LLP, San Francisco, California.
EXPERTS
The consolidated financial statements incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended June 30, 2019 have been so incorporated in reliance on the report of Crowe LLP, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
Our Internet website is located at http://www.generalfinance.com. Information contained on, or that can be accessed through, our web site is not incorporated by reference into this prospectus, and you should not consider information contained on our web site as part of this prospectus.
We are required to file Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, proxy statements and other information with the SEC. The public may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website at http://www.sec.gov from which interested persons can electronically access our SEC filings, including this registration statement and the exhibits and schedules hereto.
We have filed with the SEC a registration statement on Form S-3, which includes exhibits, schedules and amendments, under the Securities Act, with respect to this offering of our securities. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, parts of the registration statement have been omitted as permitted by rules and regulations of the SEC. We refer you to the registration statement and its exhibits for further information about us, our securities and this offering. The registration statement and its exhibits, as well as our other reports filed with the SEC, can be inspected and copied at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549-1004. The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site at http://www.sec.gov, which contains the Form S-3 and other reports, proxy and information statements and information regarding issuers that file electronically with the SEC.
No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

INCORPORATION BY REFERENCE
The Company is allowed to “incorporate by reference” the information it files with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file subsequently with the SEC will automatically update and supersede the information included and/or incorporated by reference in this prospectus. We incorporate by reference the following documents:
•
our Annual Report on Form 10-K for the year ended June 30, 2019 filed with the SEC on September 12, 2019;

•
our Quarterly Report on Form 10-Q for the quarter ended September 30, 2019 filed with the SEC on November 7, 2019, our Quarterly Report on Form 10-Q for the quarter ended December 31, 2019 filed with the SEC on February 10, 2020 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 as filed with the SEC on May 5, 2020;

•
our Current Reports on Form 8-K filed with the SEC on July 12, 2019, August 14, 2019, both of the Current Reports filed on September 11, 2019 (two filings) (except with respect to information furnished under Item 2.02), September 12, 2019, October 11, 2019, October 17, 2019, October 30, 2019, both of the Current Reports filed on November 7, 2019 (two filings) (except with respect to information furnished under Item 2.02), December 5, 2019, January 16, 2020, January 23, 2020, both of the Current Reports filed on February 10, 2020 (two filings) (except with respect to information furnished under Item 2.02), February 18, 2020 as amended by Amendment No. 1 filed on February 19, 2020, March 2, 2020, March 13, 2020, April 10, 2020 and May 5, 2020 (two filings);

•
the description of our common stock contained in our Registration Statement on Form 8-A/A filed with the SEC on September 29, 2008 (File No. 001-32845), pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description;

•
the description of our 9.00% Series C Cumulative Redeemable Perpetual Preferred Stock, par value $0.0001 per share, contained in our Registration Statement on Form 8-A/A filed with the SEC on May 15, 2013 (File No. 001-32845), pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description; and

•
the description of our 8.125% Senior Notes due 2021 contained in our Registration Statement on Form 8-A filed with the SEC on June 13, 2014 (File No. 001-32845), pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

Any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, during the period after the date of the initial registration statement and prior to effectiveness of the registration statement will be deemed incorporated by reference. In addition, any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, filed after the date of the prospectus and prior to the termination of the offering are deemed incorporated herein by reference.
Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, is not incorporated by reference in this prospectus.
You may obtain copies, without charge, of documents incorporated by reference in this prospectus, by requesting them in writing or orally. To receive any such copy, call or write or send us an email:
General Finance Corporation
39 East Union Street
Pasadena, California 91103
Attention: Christopher A. Wilson
(626) 204-6308
notices@generalfinance.com

Exhibits to the filings will not be sent, unless those exhibits have been specifically incorporated by reference in this prospectus. General information about us, including our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as any amendments and exhibits to those reports, are available free of charge through our website at http://www.generalfinance.com/investor.html as soon as reasonably practicable after we file them with, or furnish them to, the SEC. Information contained on , or that can be accessed through, our web site is not incorporated by reference into this prospectus, and you should not consider information contained on our web site as part of this prospectus.

$60,000,000
7.875% Senior Notes due 2025

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers
D.A. Davidson & Co.	B. Riley Securities	Janney Montgomery Scott
Co-Lead Managers
William Blair & Company	National Securities Corporation	Wedbush Securities
October 21, 2020